U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

POWERSECURE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWERSECURE INTERNATIONAL, INC.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2012

To Our Stockholders:

The 2012 Annual Meeting of Stockholders of POWERSECURE INTERNATIONAL, INC. will be held at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Tuesday, June 19, 2012, at 9:00 a.m., local time, for the following purposes:

1.	To elect three directors, one as a Class I director to hold office for a term of one year and two as Class III directors to hold office for a term of three years;

2.	To approve the amendment and restatement of our 2008 Stock Incentive Plan, including an amendment to increase the number of shares of our common stock authorized for issuance under the plan by 1,400,000 shares to a total of 2,000,000 shares;

3.	To adopt and approve an amendment to our Second Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 25,000,000 shares to a total of 50,000,000 shares;

4.	To approve, on an advisory basis, the compensation of our named executive officers;

5.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 23, 2012 as the record date for determining the stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors,

Sidney Hinton

President and Chief Executive Officer

Wake Forest, North Carolina

April        , 2012

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting. You may vote your shares by telephone or Internet or by completing, signing, dating and returning your proxy card in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States. For further instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting in the proxy statement and the instructions on the proxy card or voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 19, 2012:

The proxy statement and our 2011 Annual Report to Stockholders are available at www.edocumentview.com/powr.

POWERSECURE INTERNATIONAL, INC.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

PROXY STATEMENT

For The

2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2012

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Board of Directors of PowerSecure International, Inc. (“PowerSecure,” “we,” “our” or “us”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at the Hampton Inn Hotel, 1904 South Horner Boulevard, Sanford, North Carolina, on Tuesday, June 19, 2012, at 9:00 a.m., local time. As a stockholder of record as of the close of business on April 23, 2012, the record date for the Annual Meeting, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of Annual Meeting on or about April    , 2012.

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our corporate governance, the compensation of our directors and of our executive officers, and certain other required information. Our 2011 Annual Report to Stockholders, notice of the Annual Meeting and a proxy card are also enclosed with this proxy statement.

What proposals will stockholders vote on at the Annual Meeting?

Stockholders will vote on five proposals at the Annual Meeting:

•	the election of three directors, one as a Class I director to hold office for a term of one year and two as Class III directors to hold office for a term of three years (Proposal 1);

•

the approval of the amendment and restatement of our 2008 Stock Incentive Plan, including an amendment to increase the number of shares of our common stock authorized for issuance under the plan by 1,400,000 shares to a total of 2,000,000 shares (Proposal 2);

•

the adoption and approval of an amendment to our Second Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance by 25,000,000 shares to a total of 50,000,000 shares (Proposal 3);

•	the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 4); and

•	the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 5).

We will also consider any other business that properly comes before the Annual Meeting, although as of the date of this proxy statement we are not aware of any other matters to be presented at the Annual Meeting other than as set forth in this proxy statement.

How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the election as directors of each of the three nominees named in this proxy statement (Proposal 1);

•	“FOR” the approval of the amendment and restatement of our 2008 Stock Incentive Plan (Proposal 2);

•

“FOR” the adoption and approval of an amendment to our Second Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance by 25,000,000 shares to a total of 50,000,000 shares (Proposal 3);

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 4); and

•	“FOR” the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 5).

Who is entitled to vote at the Annual Meeting?

Each holder of record of shares of our common stock as of the close of business on April 23, 2012, which is the record date for the Annual Meeting, is entitled to vote at the Annual Meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote on each proposal presented at the Annual Meeting. You may vote all shares owned by you as of the record date, including shares that are held directly in your name as the stockholder of record, and shares that are held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. As of the close of business on the record date,        shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner in “street name”?

These terms describe how your shares are held. Most of our stockholders hold their shares beneficially through a broker, bank, trustee or other nominee rather than directly in their own name. As described below, there are some distinctions between shares held of record and those owned beneficially.

Shares held of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described on the proxy card and as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially: If your shares are held in an account by a broker, bank, trustee or other nominee in its name as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote those shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your broker, bank, trustee or other nominee has enclosed or provided voting instructions for you to use in directing your broker, bank, trustee or other nominee how to vote your shares. Many brokers or banks also offer voting on the Internet or by telephone. Please refer to the voting instruction form you received from your broker, bank, trustee or other nominee for instructions on the voting methods they offer.

Can I attend the Annual Meeting?

You are entitled and invited to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date or hold a valid proxy for the Annual Meeting.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record as of the record date, you may vote your shares in person at the Annual Meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or indirectly as a beneficial owner in street name, you may direct how your shares are voted without attending the Annual Meeting.

If you are a stockholder of record, you may vote by submitting a proxy by one of the following methods:

By Internet: Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on June 19, 2012.

By Telephone: Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central Time, on June 19, 2012.

By Mail: Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other nominee. Most stockholders who hold shares beneficially in street may vote by Internet or by telephone by accessing the Internet website or by calling the number specified on the voting instruction cards provided by their broker, banks, trustees or other nominees, or by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope. Please refer to the voting instruction card provided by your broker, bank, trustee or other nominee for details.

Can I revoke my proxy and change my vote after I submit my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote by taking any of the following actions before your shares are voted at the Annual Meeting:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	delivering a written notice of revocation to our Secretary; or

•	attending the Annual Meeting and voting your shares in person, although attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or other nominee granting you the right to vote your shares, by attending the Annual Meeting and voting in person.

How will my shares be voted if I sign and return my proxy card or voting instruction form without specifying how they should be voted?

If you provide specific voting instructions with respect to certain items, your shares will be voted as you specify on such items. If you sign and return your proxy card or voting instruction form without specifying how your shares are to be voted, your shares will be voted as recommended by the Board of Directors. See “How does the Board of Directors recommend that I vote my shares?” above. If you are a beneficial owner and do not return a voting instruction form, your broker, bank, trustee or other nominee may only vote on Proposal 5, the ratification of the appointment of Hein & Associates LLP.

What is the quorum requirement for the Annual Meeting?

The quorum requirement is the minimum number of shares that must be present for us to hold and transact business at the Annual Meeting. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.

How are broker non-votes, votes withheld and abstentions treated?

Generally, “broker non-votes” occur on a proposal when shares held of record by a broker, bank, trustee or other nominee in street name for a beneficial owner are not voted on that proposal because the broker, bank, trustee or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that proposal. A broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, a broker is not entitled to vote shares for a beneficial owner on non-routine items absent instructions from the beneficial owner of such shares. Broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted for purposes of determining the number of shares represented and voted with respect to an individual proposal.

We expect that Proposals 1 through 4—the election of directors, the amendment and restatement of our 2008 Stock Incentive Plan, the amendment to our Second Restated Certificate of Incorporation, and the advisory vote on the compensation of our named executive officers—will be non-routine matters. So, if you hold your shares in street name and do not instruct your broker, bank, trustee or other nominee how to vote your shares with respect to any of those proposals, then your broker, bank, trustee or other nominee is not permitted to vote your shares on those proposals and your shares will be counted as broker non-votes on those proposals.

Votes withheld and abstentions are deemed present at the Annual Meeting and are counted for purposes of determining whether a quorum exists and for purposes of determining the number of shares represented and voted with respect to an individual proposal.

If you sign your proxy card without specifying your voting instructions on any proposal, then your shares will be voted in accordance with the recommendation of our Board of Directors on such proposal. See “How will my shares be voted if I sign and return my proxy card without specifying how they should be voted?” above.

The effects of broker non-votes, votes withheld and abstentions on the five proposals to be voted on by our stockholders at the Annual Meeting are described in “What vote is required to approve each Proposal” below.

What vote is required to approve each Proposal?

On Proposal 1, the election of three directors, directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the nominee for Class I and the two nominees for Class III who receive the highest number of “FOR” votes will be elected as directors in those respective classes. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

On Proposal 2, the amendment and restatement of our 2008 Stock Incentive Plan, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 2 is required to approve the amendment and restatement. Abstentions will have the same effect as votes against Proposal 2, while broker non-votes will have no effect on the outcome of Proposal 2.

On Proposal 3, the amendment to our Second Restated Certificate of Incorporation, the affirmative vote of a majority of the shares of our common stock outstanding as of the record date is required to approve the amendment. Abstentions and broker non-votes will have the same effect as votes against Proposal 3.

On Proposal 4, the advisory vote to approve the compensation of our named executive officers, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 4 is required to approve the compensation of our named executive officers. However, Proposal 4 is advisory and the results of the voting on the compensation of our named executive officers are not binding on us, our Board of Directors or the Compensation Committee, although our Board of Directors and the Compensation Committee will take the voting results on Proposal 4 into consideration when taking future actions on the compensation of our named executive officers. Abstentions will have the same effect as votes against Proposal 4, while broker non-votes will have no effect on the outcome of the advisory vote on Proposal 4.

On Proposal 5, the ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 5 is required to ratify the appointment of Hein. Abstentions will have the same effect as votes against Proposal 5, while broker non-votes will have no effect on the outcome of the vote on Proposal 5.

Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the Annual Meeting?

Other than the five proposals described in this proxy statement, as of the date of this proxy statement we are not aware of any other business to be acted upon at the Annual Meeting. If any additional matters are properly presented for a vote at the Annual Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

Who will count the votes?

A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the Annual Meeting.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in different names or are held in more than one account. Please vote all your shares by voting each proxy card and voting instruction card that you receive.

How can I access the proxy materials and annual report electronically?

The notice of Annual Meeting, this proxy statement and our 2011 Annual Report to Stockholders are available on the Internet at www.edocumentview.com/powr.

Where can I find the voting results for the Annual Meeting?

We will file a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the Annual Meeting announcing the voting results at the Annual Meeting.

Who pays the costs of this proxy solicitation?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, electronic communication or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials. In addition, we have engaged Georgeson Inc., a professional proxy solicitation firm, to assist us in the solicitation of proxies for an estimated fee of $12,500, plus customary costs and expenses for those services.

CORPORATE GOVERNANCE

We believe that solid corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors periodically reviews its corporate governance policies and practices in light of changes and developments in laws and regulations, including the rules and regulations of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, as well as best practices recommended by recognized authorities.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which we adhere through our Board of Directors and its committees. Our Board reviews our Corporate Governance Guidelines at least annually, and from time to time may revise our Corporate Governance Guidelines to reflect new laws, regulations, requirements and evolving corporate governance practices. Our Corporate Governance Guidelines are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Directo r Independence

Under our Corporate Governance Guidelines and as required by the listing standards of The NASDAQ Stock Market, a majority of the members of our Board of Directors must be “independent directors.” In order to assist it in determining the independence of our directors, our Board has adopted a formal set of categorical standards, which we refer to as the Standards of Director Independence, based upon and consistent with the definitions of independent directors under applicable law, SEC rules and regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the current listing standards of The NASDAQ Stock Market. Under these Standards of Director Independence, a director will only be considered independent if the director is not an executive officer or employee of our company and our Board of Directors affirmatively determines that the director has no relationship which, in the opinion of our Board, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director. In making such determination, the Board of Directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest. Our Standards of Director Independence are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

The Board of Directors has affirmatively determined and concluded that four of its five current members — Anthony D. Pell, Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III, who are the non-management members of our Board — are independent within the meaning and definition of that term under our Standards of Director Independence and the listing requirements of The NASDAQ Stock Market. Accordingly, a majority of the members of the Board of Directors is independent. In addition, our Board has determined that each member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee is independent. In making its independence determinations, our Board considered that Messrs. Collins, Miller and Madden are not executive officers or employees of our company and have no relationships with us other than as directors and stockholders. Our Board also determined that the relationship of Mr. Pell as our non-executive Chairman of the Board, including the $15,000 that he is paid by us annually for his services as our Chairman, does not interfere with his exercise of independent judgment as a director. The Board of Directors also determined that W. Kent Geer, who is not currently on the Board but has been nominated to serve as a director, is also independent within the meaning and definition of that term under our Standards of Director Independence and the listing requirements of The NASDAQ Stock Market.

Meetings of the Board of Directors

Our Board of Directors, which consists of five members, meets regularly throughout the year and holds special meetings and acts by unanimous written consent whenever circumstances require. The Board of Directors held a total of 11 meetings during 2011. During 2011, each director attended more than 90% of the total number of meetings of the Board and of the committees of the Board on which he served, and the overall attendance of all directors at all meetings of the Board and committees of the Board exceeded 99%.

Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee meets regularly and operates under a written charter that has been adopted by our Board, which periodically reviews these committee charters and amends them as it deems appropriate. These committee charters are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” All members of each committee are independent directors.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2011, the members of the Audit Committee were Anthony D. Pell (Chairman), Kevin P. Collins, John A. (Andy) Miller and Thomas J. Madden III. The Board of Directors has determined that each member of the Audit Committee is independent under our Standards of Director Independence, under the current listing standards of The NASDAQ Stock Market applicable to members of an audit committee, and under Rule 10A-3 under the Exchange Act. The Board of Directors has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements and qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met seven times during 2011.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

•	the quality and integrity of our financial statements;

•	the quality and integrity of our auditing, accounting and financial reporting processes generally;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	our independent registered public accounting firm, including its engagement, compensation, qualifications, independence and performance; and

•	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

•	appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•

reviewing and discussing with management, our internal accountants and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our Annual Meeting of Stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended and restated by the Board of Directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Audit Committee Report is on page 75 of this proxy statement.

Compensation Committee

Our Board of Directors has established a Compensation Committee. During 2011, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins and Thomas J. Madden III. The Board of Directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. In addition, each member of the Compensation Committee meets the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met 12 times during 2011.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

•	reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

•	approving employment agreements for executive officers;

•	reviewing and approving the compensation of directors;

•	assisting the Board of Directors in administering and recommending changes to our stock and incentive compensation plans and programs;

•

reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on its review and discussion, recommending whether we include it in our proxy statement for our annual meeting of stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.

Since 2007, the Compensation Committee has engaged the services of an independent compensation consultant, Frederic W. Cook & Co. (“Cook”), to assist it in reviewing and designing the compensation program and policies for our named executive officers and for our non-employee directors. The Compensation Committee typically invites Cook to attend meetings where compensation actions are to be discussed and Cook’s advice and analysis is expected to be sought. Cook provides the Compensation Committee with advice and reviews management recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Compensation Committee’s Chairman outside of Compensation Committee meetings. Cook has not provided any services to us or received any fees from us other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of Cook, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included below under “Executive Compensation.”

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Compensation Committee Charter, as amended and restated by the Board of Directors on April 3, 2012, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” The Compensation Committee Report is on page 58 of this proxy statement.

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee. During 2011, the members of the Nominating and Corporate Governance Committee were Kevin P. Collins (Chairman), Anthony D. Pell, John A. (Andy) Miller and Thomas J. Madden III. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee met four times during 2011.

The principal duties of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending qualified individuals for nomination to the Board of Directors;

•	assessing and advising the Board of Directors with respect to its composition, procedures and committees; and

•	reviewing and evaluating our Corporate Governance Guidelines and principles and recommending to the Board of Directors any changes that it deems necessary.

Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:

•	developing and applying qualifications for Board membership;

•	monitoring, and recommending to the Board, committee functions;

•	recommending Board committee assignments;

•	overseeing our Board of Directors’ performance and self-evaluation process; and

•	reviewing governance-related stockholder proposals and recommending Board responses.

The Nominating and Corporate Governance Committee unanimously recommended the nominees standing for election at the Annual Meeting, which recommendation was unanimously approved by the Board of Directors.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the Board of Directors on April 6, 2009, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Risk Committee

The Board of Directors has established a Risk Committee. The members of the Risk Committee are Thomas J. Madden III (Chairman), Anthony D. Pell, Kevin P. Collins and John A. (Andy) Miller. The Board of Directors has determined that each member of the Risk Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market. The Risk Committee met two times during 2011.

The principal duties of the Risk Committee are:

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assessing, and providing oversight to management regarding the identification and evaluation of, major financial, business, strategic, operational, contractual, regulatory, information and external risks inherent in our business and operations and the control processes with respect to such risks;

•	overseeing our risk management, compliance and control activities;

•	overseeing the integrity of our systems of operational controls regarding legal and regulatory compliance; and

•	overseeing our compliance with legal and regulatory requirements, including, without limitation, with respect to the conduct of our business.

The Risk Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A copy of the Risk Committee Charter, as adopted by the Board of Directors on March 4, 2010, is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Board Leadership Structure

Our Corporate Governance Guidelines provide, as our Board of Directors has determined, that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, with an independent, non-executive director serving as the Chairman of the Board with principal responsibility for leading the Board, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows Sidney Hinton, our Chief Executive Officer and the only member of the Board who is not an independent director, to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing Anthony D. Pell, our independent Chairman, to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Mr. Pell has served as our non-executive Chairman of the Board since October 2008. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board. In addition, since our Chairman of the Board is an independent director, the Board does not believe it needs a separate “lead independent director,” as our independent Chairman performs that function.

However, the Board of Directors recognizes, and our Corporate Governance Guidelines acknowledge, that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances.

Executive Sessions

Executive sessions of independent directors, without any management directors or other members of management being present, are held at least twice a year, and more often if such directors deem appropriate. The sessions are scheduled and chaired by our non-executive Chairman of the Board. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the Board of Directors attended the 2011 Annual Meeting of Stockholders.

Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the Board of Directors.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has authorized an increase in the size of the Board from its current five members to six members effective as of the Annual Meeting. As a result, three persons must be elected as directors at the Annual Meeting to fill all available Board seats. Messrs. Pell and Madden, two of the nominees for election as directors at the Annual Meeting, are currently directors who were unanimously recommended for re-election by the Nominating and Corporate Governance Committee and were unanimously nominated by the full Board of Directors, based upon their qualifications, expertise, skills and upon their prior experience on our Board. In addition, W. Kent Geer, who is also a nominee for election as a director at the Annual Meeting, has not previously served on our Board of Directors but was unanimously recommended for election by the Nominating and Corporate Governance Committee and unanimously nominated by the full Board of Directors, based upon his qualifications, expertise, skills and experience.

Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors the requisite qualifications and skills of new director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the Board of Directors should possess. However, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

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The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

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Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

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Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

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The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

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The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our Board of Directors.

The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

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Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

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For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

•	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While neither our Board nor the Nominating and Corporate Governance Committee has adopted a specific or formal policy on diversity with respect to directors, they both share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

In addition, our by-laws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized at the end of this proxy statement under “Stockholder Proposals.” Nominations by stockholders for director candidates must fully comply with the requirements for stockholder nominations in our by-laws, including our timely receipt of proper notice from the proposing stockholder, and must be addressed to:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

A copy of the relevant provisions of our by-laws regarding the requirements for nominating director candidates may be obtained by a stockholder, without charge, upon written request to our secretary at the address above.

Role of the Board in Risk Oversight

Risk is inherent in every business, and we face a number of risks, including operational, financial, legal, regulatory, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board of Directors is to engage in the oversight of risk management. In fulfilling its risk oversight responsibility, our Board utilizes the assistance of Board committees in certain areas of risk. The Board’s role in the risk oversight process includes receiving regular reports from members of senior management and from Board committees on areas of material risk to us, which enables the Board of Directors to understand our risk identification, assessment and management and our risk mitigation strategies.

Each Board committee considers risk within its areas of responsibilities and keeps the Board regularly informed through committee reports about such risks. The Risk Committee is primarily charged and responsible for overseeing generally this risk oversight process on behalf of the Board, periodically discussing our policies with respect to risk identification, assessment and management as well as risk mitigation strategies, and regularly reporting to the full Board on its risk oversight process. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. The Nominating and Corporate Governance Committee assists the Board primarily with respect to the management of risks associated with Board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The Risk Committee and the full Board consider our risk profile and focus on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

Codes of Ethics

We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

We have adopted the PowerSecure International, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner.

We have also adopted the PowerSecure International, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both. We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees, customers, suppliers, stockholders and other interested persons of concerns regarding those matters.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Additionally, from time to time key members of management attend meetings of the Board of Directors to present information about the results, plans and operations of the business within their areas of responsibility. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Board and Committee Effectiveness

We believe it is important that the Board of Directors and all of its committees are performing effectively and in the best interests of our company and our stockholders. Our Board of Directors and each of its committees perform an annual self-assessment, led by its Chairman, to evaluate its effectiveness in fulfilling its obligations.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our directors, officers and certain key employees. These stock ownership guidelines are discussed below in this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.” We believe these guidelines are consistent with our culture, which encourages a spirit and responsibility of ownership, including through the ownership of an equity interest in our company, and help align the interests of our directors, officers and key employees with our stockholders.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed (i) advertisements or promotional, (ii) clearly unrelated to our business or to Board or committee matters, or (iii) unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines, Board committee charters and codes of ethics are available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at our principal executive offices as set forth above under “-Communications with the Board of Directors.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, which currently consists of five members, will be increased to six members at the Annual Meeting. Under our Second Restated Certificate of Incorporation, the Board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the Board. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified.

The terms of the two Class III directors, Anthony D. Pell and Thomas J. Madden, expire at the Annual Meeting. In addition, because the size of the Board will increase by one director at the Annual Meeting and in order to maintain equal class sizes, there will be a vacancy of one director in Class I at the Annual Meeting. As a result, one Class I director and two Class III directors will be elected at the Annual Meeting. The Class I director will serve for a term of one year and until his successor is duly elected and qualified. Each Class III director will serve for a term of three years and until his successor is duly elected and qualified. In order to facilitate making the class sizes equal, Mr. Pell, who is currently a member of Class III, has volunteered to stand for re-election at the Annual Meeting as a Class I director. Mr. Madden, who is currently serving on our Board of Directors, and W. Kent Geer, who has not served on our Board, are nominated to serve as Class III directors.

Accordingly, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated the following persons to be elected as directors at the Annual Meeting:

•	Anthony D. Pell, to serve as a Class I director for a term of one year,

•	Thomas J. Madden, to serve as a Class III director for a term of three years, and

•	W. Kent Geer, to serve as a Class III director for a term of three years.

All other current members of our Board of Directors will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.

Each of the nominees has agreed to serve as a director if elected by the stockholders at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will be unable to serve. However, if any nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee or nominees as the Board of Directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the size of the Board is reduced by the Board of Directors.

Set forth below is information as of the date of this proxy statement about the nominees and the continuing directors. In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and of each continuing director that led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that such person should serve as a director, we also believe that each nominee and each continuing director has demonstrated a high level of leadership experience, business acumen, integrity and honesty, and an ability to exercise sound judgment and deal with complex problems, as well as a commitment of service to our company and our Board. Our Board of Directors and the Nominating and Corporate Governance Committee believe that these skills and qualifications, combined with the diverse backgrounds, experience, expertise and perspectives of our directors, contribute to robust and productive discussions in the boardroom and the ability of the Board to work in a positive and collegial fashion that benefits our company and our stockholders by creating a strong and effective Board of Directors. The Nominating and Corporate Governance Committee regularly reviews the composition of the Board in light of our evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts and the responsibilities it has. Based on all of these qualifications, the Board of Directors believes that each of the nominees and each of the continuing directors has the appropriate set of skills and qualifications to serve as members of the Board and to benefit our company and our stockholders as Board members.

Nominees

Class I—Term Expires in 2013

Anthony D. Pell, 73, has served on our Board of Directors since June 1994, serving as the Chairman of the Board since October 2008. Mr. Pell also serves as the Chairman of the Audit Committee and as a member of the other Board committees. He was the President, Chief Executive Officer and a co-owner of Pelican Investment Management, an investment advisory firm that he co-founded in November 2001, until March 2011 when it was acquired by Eaton Vance Investment Counsel, an investment management firm, and since such time has served as a Senior Fiduciary Advisor of Eaton Vance. He was the President and a co-owner of Pell, Rudman & Co., an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, where he continued to serve as an employee until June 1995. Mr. Pell was a director of Metretek, Incorporated, a former subsidiary of our company, until it was acquired by us in March 1994. He was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.

Mr. Pell brings to the Board more than 35 years of experience and expertise in the field of financial and investment advice, a deep background in public company strategy, acquisitions, financings and operations, extensive business organizational and planning skills, sophisticated business acumen in a broad diversity of businesses especially in the energy and technology industries, and strong management and leadership abilities. Our Board of Directors believes Mr. Pell’s broad range and depth of skills, experience and expertise, and his 18 years of service on our Board, qualify him to continue to serve as the Chairman of the Board and constitute valuable resources that benefit our Board.

Class III—Term Expires in 2015

Thomas J. Madden III, 64, has served on our Board of Directors since December 2008. Mr. Madden also serves as the Chairman of the Risk Committee and as a member of the other Board committees. In 1991, he joined ScottMadden, Inc., a consulting firm dedicated to the utility and telecommunications industry, where he served as its Chief Executive Officer until 1998 and as its Chairman from 2000 until 2003, and where he has served on its Board of Directors since 1991 and as Of Counsel since 2003. Mr. Madden has also served as a director of A.P. Services, Inc., an international supplier of mechanical packing, gaskets and seals, since December 2010. From 1978 until 1991, Mr. Madden was a consultant with Theodore Barry & Associates, a consulting firm dedicated to serving the utility and energy industry, holding various executive positions including Chief Executive Officer. From 1974 until 1978, he was employed by Jersey Central Power & Light, a gas and electric utility, where he became head of the nuclear licensing group. From 1970 until 1974, he was a member of the technical staff of Bell Telephone Laboratories, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system.

Mr. Madden brings to our Board over 30 years of experience as a leader with strong business experience, a manager and an advisor of management consulting firms in the electric, gas and telecommunications industries along with extensive knowledge and understanding of our industry and sophisticated expertise in the energy field. Our Board of Directors believes Mr. Madden’s skills, experience and expertise as a business leader and as an expert in the field of energy, as well as his prior service on our Board, provide valuable contributions that benefit, and qualify him to continue to serve on, our Board.

W. Kent Geer, 57, has been nominated to join our Board of Directors at the Annual Meeting. Mr. Geer served in the audit practice of Ernst & Young, LLP from 1977 until 2011, including as a partner since 1989. During his 34 year career at Ernst & Young, he served as lead audit partner for a large number of public and private companies in different industries including telecommunications, software, biotechnology, semi-conductors, distribution and various other product and service companies. He serves as audit practice leader for the Ernst & Young Entrepreneurial Services Group in Raleigh, North Carolina, the market team leader for the technology industry practice of the Carolinas area, and the partner in charge for the Carolinas’ Ernst & Young Entrepreneur of the Year program.

Mr. Geer will bring to our Board nearly 35 years of expertise and experience as an advisor to many public and private company boards, board committees and management teams in a diversity of industries as well as serving as an advisor to businesses on large transactions including a variety of financing and capital raising transactions as well as merger and acquisition transactions. He holds extensive expertise in the fields of accounting, auditing and financial matters, and he has a broad range of experience in corporate development and organizational acumen. Our Board of Directors believes Mr. Geer’s skills, experiences and expertise, especially his diverse experience working with other public company boards and management teams and his expertise in accounting and audit matters, make him well qualified to join and serve on and to enhance the strengths of our Board.

Continuing Directors

Class I—Term Expires in 2013

Sidney Hinton, 49, has served as our President and Chief Executive Officer since April 2007, and has served as the President, Chief Executive Officer and a director of PowerSecure, Inc., our largest subsidiary, since its incorporation in September 2000. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, Mr. Hinton was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy). From August 1997 until December 1998, he was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.

As the founder and driving force behind the formation, development and growth of our core PowerSecure business and as the leader of all of our business units, our Board of Directors believes Mr. Hinton is uniquely and well qualified to serve on our Board as its only management member. He brings to our Board an extensive and valuable understanding of our business and of the markets and customers we serve and the products and services we provide as well as strong leadership of our company. In addition, Mr. Hinton brings to the Board 30 years of experience in the energy industry, serving as a leader and manager and with extensive relationships and contacts in the energy business especially within the utility segment. Our Board greatly benefits from the valuable experience, expertise, leadership and guidance that Mr. Hinton provides to the Board and to our company.

Class II—Term Expires in 2014

Kevin P. Collins, 61, has served on our Board of Directors since March 2000. Mr. Collins also serves as the Chairman of the Nominating and Corporate Governance Committee and as a member of the other Board committees. He has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins has served as a director of the following public companies: Key Energy Services, Inc., an oilfield service provider, since 1996; Applied Natural Gas Fuels, Inc., a liquefied natural gas provider, since November 2008; and The Penn Traffic Company, a food retailer, from 1999 to 2010. He has also served as a director of The Antioch Company LLC, a privately held direct sales company, since 2009. Mr. Collins is a CFA Charterholder.

Mr. Collins brings to our Board 28 years of experience as a financial advisor with experience over that time serving as a member of many public and private company boards and board committees in a diversity of industries as well as serving as an advisor and consultant to many growing businesses. He holds extensive expertise in the fields of corporate governance, executive compensation and audit committee matters, and he has a broad range of experience in corporate strategy development and organizational acumen. Our Board of Directors believes Mr. Collins’ skills, experiences and expertise, especially his diverse experience on other public company boards and his expertise on corporate governance, compensation and audit matters, as well as his 12 years of service on our Board, qualify him to serve on and to enhance the strengths of our Board.

John A. (Andy) Miller, 69, has served on our Board of Directors since September 2007. Mr. Miller also serves as the Chairman of the Compensation Committee and as a member of the other Board committees. He is the founder, Chairman and Chief Executive Officer of Miller Consulting Group, Boston, Massachusetts, a corporate and market positioning firm specializing in the information technology and financial services sectors. In 1977, he founded Miller Communications, one of the first firms to specialize in public relations for the IT industry. Prior to founding Miller Communications, Mr. Miller served in various capacities at Little, Brown & Co. and the Associated Press, and as Associate Editor of The Harvard Business Review. He currently serves on the Advisory Boards of Internet Capital Group, Azima, iMotions, Cymtec and Helium, Inc. He has also served as Adjunct Member of the Governor’s Committee on Telecom Policy for the State of Massachusetts, known as Mass Telecom, an early member of the Massachusetts Software Council, and Trustee of the Computer Museum.

Mr. Miller brings to our Board more than 35 years of experience in the marketing and public relations industry with a focus on technology companies and with extensive sales and marketing expertise, as well as valuable experience and expertise in strategic planning and strong management and leadership skills. Our Board of Directors believes Mr. Miller’s skills, experiences and expertise, especially his understanding of technology and growth companies and strategic planning, as well as his prior service on our Board, qualify him to continue to serve on and provide valuable contributions to our Board.

Vote Required

The three nominees receiving the highest number of affirmative “FOR” votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be elected as directors.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote “FOR” the election of Anthony D. Pell, Thomas J. Madden III and W. Kent Geer as directors. Proxy cards properly signed and returned to us at or prior to the Annual Meeting will be so voted, unless contrary instructions are specified.

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2008 STOCK INCENTIVE PLAN

We are asking our stockholders to adopt and approve the amendment and restatement of the PowerSecure International, Inc. 2008 Stock Incentive Plan (the “2008 Stock Plan”), in order to:

•	increase the number of shares of common stock that we may issue under the 2008 Stock Plan by 1,400,000 shares to a total of 2,000,000 shares;

•	change the number of shares that are deemed to be granted under the 2008 Stock Plan in settlement of any full-value award to 1.0;

•	change certain limits on awards commensurate with increasing the size of the 2008 Stock Plan;

•	require awards granted under the 2008 Stock Plan to be subject to our clawback policy, as in effect from time to time;

•	add certain potential performance goals, and modify requirements relating thereto, for purposes of performance awards under the 2008 Stock Plan;

•	extend the term of the 2008 Stock Plan such that awards may be granted thereunder until 10 years after the date of the Annual Meeting, unless it is earlier terminated by the Board; and

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make certain other changes to conform with best practices for equity plans, such as prohibiting the distribution of dividends or dividend equivalents on equity awards that do not vest or are not earned.

In addition, re-approval of the 2008 Stock Plan by our stockholders at the Annual Meeting is necessary in order to refresh the stockholder approval requirement for full tax deductibility by us under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors believes that amending and restating the 2008 Stock Plan is in the best interests of our company and our stockholders, because of the importance of being able to continue to grant appropriate equity awards as a valuable tool to help attract, retain, motivate and reward our directors, officers, employees and other representatives. Accordingly, the Board of Directors, upon the recommendation of the Compensation Committee, has unanimously approved, and recommends that our stockholders adopt and approve, the proposed amendment and restatement of the 2008 Stock Plan.

This Proposal 2, approval of the amendment and restatement of our 2008 Stock Plan, is not dependent or contingent upon approval of Proposal 3, the adoption and approval of the proposed amendment to our Second Restated Certificate of Incorporation to increase the number of authorized shares.

Background

The 2008 Stock Plan was adopted by our Board of Directors in April 2008, upon the recommendation of the Compensation Committee, and was approved by our stockholders in June 2008. The 2008 Stock Plan authorizes the Board of Directors, which has delegated its authority under the 2008 Stock Plan to the Compensation Committee, to grant non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted stock awards, performance awards, and other stock-based awards to officers, directors, employees, consultants and advisors of us and our subsidiaries. The 2008 Stock Plan is our only active plan for providing equity incentives to such persons.

The Board of Directors and the Compensation Committee strongly believe that the 2008 Stock Plan is a critical component of our overall compensation program and essential to our continued success. The purpose of the 2008 Stock Plan is to assist us to successfully attract, retain, reward and motivate the best available officers, directors, employees, advisors and consultants by providing them with an equity interest in our company in order to align their interests with the interests of our stockholders and to provide such persons with incentives to pursue the long-term growth, profitability and financial success of our company and to increase stockholder value. The 2008 Stock Plan is also designed to allow us to take a full federal income tax deduction for the compensation paid to our executive officers in connection with certain awards granted under the 2008 Stock Plan.

As originally adopted, a total of 600,000 shares of our common stock were reserved for issuance under the 2008 Stock Plan. As of April 23, 2012, under the current share counting formula, only         shares of our common stock remain available for issuance under the 2008 Stock Plan pursuant to future awards, not including any shares that might in the future be returned to the 2008 Stock Plan as a result of awards expiring, being forfeited or otherwise terminating. As of the date of this proxy statement, all awards under the 2008 Stock Plan have been grants of either stock options or restricted stock. If the amendment and restatement of our 2008 Stock Plan is not approved by our stockholders, we anticipate that we will exhaust all of the shares available for issuance under the 2008 Stock Plan during 2012.

In addition, as of April 23, 2012, an aggregate of         shares of common stock were subject to outstanding awards granted under the PowerSecure International, Inc. 1998 Stock Incentive Plan, as amended and restated, referred to as the 1998 Stock Plan. The 1998 Stock Plan was replaced by the 2008 Stock Plan, and no additional awards can be granted under the 1998 Stock Plan.

On April 23, 2012, the last reported sale price of our common stock as reported on The NASDAQ Global Select Market was $        per share.

Proposed Amendments

On April 3, 2012, upon the recommendation of the Compensation Committee, the Board of Directors adopted, subject to stockholder approval, and is recommending that stockholders adopt and approve at the Annual Meeting, the amendment and restatement of the 2008 Stock Plan. The Board of Directors believes that the amendments set forth in the Amended and Restated Stock Plan are important to allow us to continue to meet the goals of our overall compensation program and are necessary to help drive our continued success.

Under the amendment and restatement of the 2008 Stock Plan, the number of shares of our common stock authorized for issuance under the 2008 Stock Plan would be increased by 1,400,000 shares to a total of 2,000,000 shares.

In addition, the amendment and restatement of the 2008 Stock Plan would change the counting of “full value awards,” such as awards of restricted stock and restricted stock units, so that each full value award counts against and reduces the number of shares available for issuance under the 2008 Stock Plan on the basis of one share for each share covered by the full value award. This change in ratio will provide us with more flexibility in our use of the shares authorized for issuance under the 2008 Stock Plan. Certain other provisions of the 2008 Stock Plan would be amended to conform to this change.

We are also proposing to increase the limit for the number of incentive stock options that can be issued under the 2008 Stock Plan from 500,000 to 1,750,000, in light of and commensurate with the proposed increase in the total number of shares that we can issue under the 2008 Stock Plan.

The amended and restated 2008 Stock Plan would expressly provide that each award granted under the 2008 Stock Plan is subject to our clawback policy, as in effect from time to time, in order to facilitate compliance with that important compensation policy.

We are also requesting that stockholders approve a proposed amendment to extend the term of the 2008 Stock Plan, which is currently set to expire on the tenth anniversary of the stockholder approval of the original 2008 Stock Plan, until the tenth anniversary of the stockholder approval thereof at the Annual Meeting. Accordingly, under the amended and restated 2008 Stock Plan, awards could be granted until June 23, 2022.

We have also proposed certain other minor changes to the 2008 Stock Plan to conform the plan to the foregoing amendments and to current best stock plan practices, such as prohibiting the distribution of dividends or dividend equivalents on equity awards that do not vest or are not earned.

We are also requesting that our stockholders re-approve the 2008 Stock Plan, as amended and restated, for purposes of refreshing our stockholder approval as required by Section 162(m) of the Code, so that we may continue to grant performance-based awards to our named executive officers that are intended to be tax efficient for us. As described below under “- Summary of Federal Income Tax Consequences-Section 162(m),” Section 162(m) of the Code limits the tax deductibility to us of compensation paid to certain “covered persons” (as defined in Section 162(m) of the Code) in excess of $1 million unless the compensation satisfies the elements of the “performance-based compensation” exemption. One element of the performance-based compensation exemption under Section 162(m) of the Code is that stockholders must approve the material terms of the performance goals applicable to awards intended to qualify as performance-based compensation no less than every five years. Stockholder approval of the amendment and restatement of the 2008 Stock Plan will also be deemed to be approval of the material terms of the performance goals under the 2008 Stock Plan for purposes of Section 162(m) of the Code.

The proposed amendment and restatement of the 2008 Stock Plan will become effective immediately upon stockholder approval at the Annual Meeting. No grants or awards will be made with respect to the additional shares that will be authorized under the amendment and restatement of the 2008 Stock Plan unless and until stockholders approve the amendment and restatement. If stockholders do not approve the proposed amendment and restatement of the 2008 Stock Plan, then the proposed amendments will not become effective and the 2008 Stock Plan will continue in effect after the Annual Meeting as currently in effect without any amendments.

Key Features Designed to Promote Corporate Governance and Protect Stockholders’ Interests

The design of the 2008 Stock Plan, as proposed to be amended and restated, reflects our commitment to strong corporate governance and our desire to preserve stockholder value as demonstrated by the following features:

•	Administration by Independent Directors. The 2008 Stock Plan is administered by the Compensation Committee, which is comprised entirely of independent directors.

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No Discounted Options or SARs. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date the award is granted.

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No Repricing Without Stockholder Approval. We cannot, without stockholder approval, reprice awards, such as stock options or stock appreciation rights, by reducing the exercise price of such awards, or exchange such awards for cash, other awards or new stock options or new stock appreciation rights that have a reduced exercise price.

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Responsible Share Counting. Shares used to pay the exercise price of an award or withholding taxes in connection with an award, and unissued shares resulting from the settlement of stock appreciation rights in shares, will not become available for future issuance under the 2008 Stock Plan.

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No Dividends or Dividend Equivalents on Unvested or Unearned Awards. The 2008 Stock Plan prohibits the distribution of dividends or dividend equivalents on shares underlying awards that do not ultimately vest due to service or the attainment of specified performance goals.

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Minimum Vesting Period. Virtually all full value awards granted under the 2008 Stock Plan are subject to vesting over a period of not less than (i) three years following the grant date of the award if it vests based solely on employment or service with us, or (ii) one year measured from the commencement of the period over which performance is evaluated for full value awards that are issued or vest based upon the attainment of performance goals or other performance-based objectives.

•	No Tax Gross-Ups. The 2008 Stock Plan does not provide for any tax gross-ups.

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Award Design Flexibility. Different kinds of awards may be granted under the 2008 Stock Plan, giving the Compensation Committee the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The 2008 Stock Plan permits the grant of performance-based stock awards that are payable upon the attainment of specified performance goals.

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No Liberal Definition of Change in Control. The 2008 Stock Plan’s definition of a change in control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.

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Deductibility of Awards. The Plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code, including by qualifying payments under the 2008 Stock Plan as “performance-based compensation.”

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Awards Subject to Clawback Policy. Awards made under the 2008 Stock Plan are subject to recoupment by us in the event of financial statement restatements, in accordance with our compensation clawback policy as in effect from time to time.

Annual Share Usage

The Board of Directors and the Compensation Committee periodically review our equity program to ensure that we are balancing our goal to include the use of equity in our compensation programs to attract and motivate our employees with our interest and our stockholders’ interest in limiting dilution from our equity plans. The following table provides information on our annual share usage under the 2008 Stock Plan since 2009:

Run Rate Table

	2009	2010	2011	3-Year Average
Stock options granted	42,500	81,000	20,000	47,833
Shares of restricted stock granted (1)	43,012	20,920	29,544	31,159
Weighted average fully diluted common shares outstanding	17,342,814	18,602,775	19,138,974	18,361,521
Gross run rate (2)	0.49%	0.55%	0.26%	0.43%
Equity awards made to named executive officers (as a percentage of equity awards granted under the 2008 Stock Plan)	0.00%	0.00%	20.18%	4.22%

(1)	Based on the actual number of restricted shares granted, not the current 1.5 share per restricted share counting formula for full value awards for purposes of computing the share limit under the 2008 Stock Plan.
(2)	Gross run rate is calculated as (a) all shares granted as stock options or restricted stock, divided by (b) the weighted average fully diluted common shares outstanding.

Summary of the 2008 Stock Plan

The principal features of the 2008 Stock Plan, as proposed to be amended and restated, are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the PowerSecure International, Inc. 2008 Stock Incentive Plan, as proposed to be amended and restated, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the 2008 Stock Plan is to attract, retain, reward and motivate the best available officers, directors, employees, advisors and consultants by providing them with an equity interest in order to align their interests with those of our stockholders and providing such persons with incentives to promote our long-term growth and profitability and the success of our business and to enhance stockholder value. These incentives may be provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units. The 2008 Stock Plan is also designed to permit us to make cash- and equity-based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Shares Available for Issuance. As originally adopted, a total of 600,000 shares of our common stock were reserved for issuance under the 2008 Stock Plan, of which only 73,448 shares remained available for issuance in future awards as of April 23, 2012, based on the current share counting formula under the 2008 Stock Plan. If stockholders approve the amendment and restatement of the 2008 Stock Plan, an additional 1,400,000 shares, which in the aggregate will be a total of 2,000,000 shares, of our common stock will be reserved for issuance under the 2008 Stock Plan, of which a total of         shares of common stock will be available for issuance under future awards. These amounts are subject to adjustment for certain changes in our capital structure. The shares of common stock issuable under the 2008 Stock Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us in the open market.

If the amendment and restatement of the 2008 Stock Plan is approved, then the grant or settlement of a “full value award,” which is any award for which the participant does not pay the intrinsic value of the award, such as restricted stock awards, performance awards, restricted stock bonus awards, restricted stock purchase rights, restricted stock units, performance shares or performance units settled in shares, will be counted against the 2008 Stock Plan’s share reserve on a one for one basis. Under the 2008 Stock Plan as currently in effect, each share issued or issuable under a full value award is counted against the 2008 Stock Plan’s share reserve on a one-and-one half (1.5) for one basis. Accordingly, if the amendment and restatement is adopted, the number of shares of common stock available for issuance under the 2008 Stock Plan will be reduced by one share for each share delivered in the grant or settlement of any full value award. This change in ratio will provide us with more flexibility in our use of full value awards. The amendment and restatement will not change the counting of awards other than full value awards under the 2008 Stock Plan, such as stock options and stock appreciation rights. The number of shares available for issuance under the 2008 Stock Plan is, and if the amendment and restatement is approved will continue to be, reduced by one share for each share issued upon exercise or settlement of all awards that are not full value awards. If an award (whether or not a full value award) expires, lapses or is otherwise cancelled, forfeited, settled in cash or otherwise terminated before delivery of all or some of the shares subject to such award, then the number of shares available for issuance under the 2008 Stock Plan will be increased by one share under the amendment and restatement, as compared to 1.5 shares currently for each share subject to a full value award.

The 2008 Stock Plan counts shares on a “gross” basis and does not allow the re-grant of shares withheld or surrendered in payment of the exercise price or tax withholding obligations of an award. To the extent permitted by applicable law or any stock exchange rule, shares issued or issuable in connection with any award issued in substitution for any outstanding award of any entity acquired in any form of combination by us or our subsidiaries will not be counted against the shares available for issuance under the 2008 Stock Plan.

Administration. The 2008 Stock Plan is administered by the Compensation Committee, the members of which are appointed by our Board of Directors. The 2008 Stock Plan can be administered by the Board or by another committee properly appointed by our Board of Directors, if our Board so decides in the future, although it has no present plans to do so. The Compensation Committee is comprised of four non-employee directors. Each member of the Compensation Committee is independent and meets the definition of a “non-employee director” under Section 16(b) of the Exchange Act and meet the definition of an “outside director” under Section 162(m) of the Code. The members of the Board and of the Compensation Committee are eligible for, and have received, awards under the 2008 Stock Plan.

The Compensation Committee is authorized to designate which participants will receive awards, determine the type and number of awards to be granted, set the terms, conditions and provisions of awards (including the exercise price, the exercisability and vesting and the form of consideration payable upon exercise of awards), cancel awards, prescribe forms of award agreements, interpret the 2008 Stock Plan, establish, amend and rescind rules and regulations related to the 2008 Stock Plan, and make all other determinations which may be necessary or advisable to the administration of the 2008 Stock Plan or the grant of awards under the 2008 Stock Plan, subject to the terms and conditions of the 2008 Stock Plan. The Board or the Compensation Committee may, to the extent permitted by applicable law, delegate the authority to grant or amend awards to one or more of our officers or non-employee directors. Any such officer or non-employee director will not be delegated the authority to grant awards to our officers.

Eligibility. The officers, directors, employees, consultants and advisers of our company and of our existing or future subsidiaries are eligible to receive awards under the 2008 Stock Plan. All of our approximately 490 employees, all four of our current non-employee directors, and in general our advisors and consultants are eligible to receive awards under the 2008 Stock Plan. However, only our employees are eligible to receive awards of incentive stock options under the 2008 Stock Plan. Through April 23, 2012, awards under the 2008 Stock Plan had been granted to 69 employees, including one of our named executive officers, and to all four non-employee directors.

Limitations on Grants of Awards. During any calendar year, the maximum number of shares that can be granted to any individual participant subject to awards under the 2008 Stock Plan is 500,000 shares, and the maximum amount of cash payable under awards, even performance-based awards, to any individual participant is $2.5 million. In addition, the maximum number of shares that can be issued upon exercise of incentive stock options awarded under the 2008 Stock Plan is 1,750,000.

Prohibition on Repricing Stock Options and Stock Appreciation Rights. The 2008 Stock Plan prohibits the direct or indirect repricing of outstanding stock options or stock appreciation rights granted under the 2008 Stock Plan, without stockholder approval. For example, the exercise price of stock options or the base price of stock appreciation rights outstanding under the 2008 Stock Plan are not permitted to be reduced, outstanding stock options and stock appreciation rights are not permitted to be exchanged for stock options or stock appreciation rights with a lower exercise or base price, and underwater stock options and stock appreciation rights are not permitted to be exchanged for cash, shares, other property or other awards, without stockholder approval.

Awards. Under the terms and conditions of the 2008 Stock Plan, the Compensation Committee may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and other stock-based compensation awards or any combination thereof to our officers, directors, employees, consultants and advisors. Each award is evidenced by a separate agreement with the grantee of the award and will indicate the type, terms and conditions of the award. To date, only stock options and restricted stock awards have been granted under the 2008 Stock Plan.

Stock Options. Under the 2008 Stock Plan, stock options can be either incentive stock options or non-qualified stock options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The Compensation Committee determines the number of shares that can be exercised under a stock option. In addition, the exercise price of stock options is determined by the Compensation Committee but may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to an employee beneficially owning more than 10% of our outstanding common stock). The Compensation Committee may grant non-qualified stock options to any eligible participant, but may grant incentive stock options only to employees.

Stock options become exercisable and vest at such time or times or upon such events and subject to such terms, conditions, performance criteria or restrictions in whole or in part as determined by the Compensation Committee, except that stock options may not be exercised later than 10 years after the date of grant (5 years after grant in the case of an incentive stock option granted to an employee beneficially owning more than 10% of our outstanding common stock). The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Stock options may be exercised by payment of the exercise price in cash, shares of our common stock, cashless exercise, exchange of outstanding awards or other property, netting of option shares, by any such other lawful consideration as approved by the Compensation Committee or in any combination of those methods having a fair market value equal to the exercise price, as the Compensation Committee determines. Stock options are generally not transferable by an optionee other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Stock Appreciation Rights. Stock appreciation rights, which can be granted either alone or in tandem with underlying stock options, entitle the participant to receive, upon exercise, an amount of cash or shares or some combination of both, as determined by the Compensation Committee, equal in value to the excess, if any, of the fair market value of the shares covered by the stock appreciation right on the date of exercise over the base price of the stock appreciation right. The base price for any stock appreciation rights is fixed by the Compensation Committee but may not be less than the fair market value of our common stock on the date of grant. Stock appreciation rights will be exercisable at such time or times and under such other terms and conditions as determined by the Compensation Committee, except that stock appreciation rights may not be exercised later than 10 years from the date of grant and that a tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. No stock appreciation rights have been granted under the 2008 Stock Plan. Stock appreciation rights are generally not transferable by a participant other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

Restricted Stock. An award of restricted stock is an award of shares of common stock that vests in accordance with such terms and conditions, and is subject to such restrictions, as the Compensation Committee determines. The terms, conditions and restrictions applicable to an award of restricted stock may be based on service conditions, performance goals, other conditions or a combination of all of those as the Compensation Committee determines to be appropriate. The restricted stock vests and may be disposed of by the participant only in accordance with those terms and conditions and after such restrictions lapse in whole or in installments as the Compensation Committee determines. Restricted stock awards may be subject to forfeiture if, for example, the participant’s employment terminates before the award vests. A participant receiving restricted stock has all the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, unless the Compensation Committee otherwise determines.

Restricted Stock Units. A restricted stock unit is the right to receive a share of common stock upon the completion of a vesting period. The Compensation Committee determines the terms and conditions, including vesting, of restricted stock units. As with awards of restricted stock, restricted stock units vest in accordance with terms and conditions, and are subject to such restrictions, as the Compensation Committee determines, and those terms, conditions and restrictions may be based on service conditions, performance goals, other conditions or a combination of all of those as the Compensation Committee determines to be appropriate. However, unlike an award of restricted stock, a participant receiving restricted stock units has no rights of a stockholder until the restricted stock unit vests and the shares are issued. No monetary payment is required to be made by the participant to receive either the restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s service to us.

Deferred Stock. Deferred stock awards, are awards generally consisting of a right to receive shares of our common stock at the end of specified deferral periods. Awards of deferred stock are subject to such conditions or limitations as the Compensation Committee may impose, which conditions or limitations may lapse at the end of the deferral period in installments or otherwise. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the restriction or deferral period, deferred stock will be forfeited subject to such exceptions, if any, as are authorized by the Compensation Committee.

Bonus Shares and Awards in Lieu of Obligations. The Compensation Committee is authorized under the 2008 Stock Plan to grant shares of common stock to eligible persons as a bonus or in lieu of obligations (such as salary requirements) to pay cash or deliver other property, subject to such terms as determined by the Compensation Committee.

Performance Awards. A performance award is an award of a number of units that represents the right to receive a specified number of shares of common stock or cash, or both, upon the satisfaction of certain specified performance criteria, as applicable to us or any subsidiary, division, business unit or individual, within a performance period as specified by the Compensation Committee, and subject to such other terms and conditions as the Compensation Committee determines. Performance awards will be earned to the extent such performance goals established by the Compensation Committee are achieved over a period of time specified by the Compensation Committee. These awards may be designated as performance shares or performance units.

The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards intended to constitute “qualified performance-based compensation” (see discussion below under the heading “—Summary of Federal Income Tax Consequences”) will include, but not be limited to, the following: earnings per share and growth in earnings per share; gross or net sales, revenues and growth of sales or revenues; cash flow (including, but not limited to, operating cash flow and free cash flow); return on investment; return on net assets, assets, capital or equity; economic value added; operating margins; gross or net profit margin; income or net income (before or after taxes); EBITDA; pre-tax income before interest, depreciation and amortization; pre-tax operating earnings after interest expense and before extraordinary or special items; operating income or net operating income; operating profit or net operating profit; total stockholder returns; price of the shares (and changes thereof); cost reductions or savings; productivity; expenses; operating efficiency; customer satisfaction; safety metrics; working capital; market share; strategic business criteria; completion of strategic transactions; and any of the above goals as compared to the performance of a published or special index deemed applicable by the Compensation Committee. Performance goals may be measured either in absolute terms or in relative terms as compared to any incremental increase or decrease or as compared to the results of a peer group, and may reflect the results of our company on a consolidated basis or any one or more of our subsidiaries, divisions or other business units or business segments. The Compensation Committee has the discretion to determine the value of each performance award, to adjust the performance goal as it deems equitable to reflect unusual or non-recurring events affecting thus or changes in laws or regulations, or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, shares of common stock or other awards or property, or a combination thereof. The Compensation Committee may choose a performance period of up to five years.

Dividend Equivalents. Dividend equivalents confer on a participant the right to receive an amount equal to the value of dividends per share paid by us, if any, calculated with reference to a specified number of shares of our common stock. Dividend equivalents may be granted in connection with full value awards granted under the 2008 Stock Plan. Dividend equivalents may be paid in cash or shares of our common stock, or in a combination of both, at the election of the Compensation Committee. No dividend equivalents will be payable with respect to stock options or stock appreciation rights.

Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the 2008 Stock Plan may, in the discretion of the Compensation Committee, be granted either alone or in addition to or in tandem with any other award granted under the 2008 Stock Plan or any award granted under any other plan we may adopt from time to time. Generally, awards may not be granted in substitution for another award under the 2008 Stock Plan, or retroactively in tandem with another award under the 2008 Stock Plan at an exercise or base price lower than that of the previously granted award, without stockholder approval. However, the Compensation Committee may grant shares or awards under the 2008 Stock Plan in assumption of, or substitution or exchange for, options or other awards granted, or the right or obligation to grant future options or other awards, by a company involved in a corporate transaction with us.

Other Stock-Based Awards. In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2008 Stock Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our securities in addition to those specifically described in the 2008 Stock Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our common stock, or the cash equivalent of such shares. These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2008 Stock Plan or cash awards made outside the 2008 Stock Plan. The Compensation Committee will determine the terms and conditions of such awards, including the consideration paid for awards as purchase rights, which consideration generally may not be less than the fair market value of the common stock on the date that the purchase right is granted. These awards may include, without limitation, performance shares and restricted stock units that entitle the participant to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of common stock or the cash equivalent thereof.

Dividends and Stock Splits. Any stock splits and stock dividends, and other dividends of cash and property, with respect to any award under the 2008 Stock Plan are subject to the same vesting terms and conditions as the shares underlying such award.

Vesting of Awards. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of any award may accelerate. Full value awards made under the 2008 Stock Plan are subject to vesting over a period of not less than (i) three years following the grant date of the award if it vests based solely on employment or service with us, or (ii) one year measured from the commencement of the period over which performance is evaluated for full value awards that are issued or vest based upon the attainment of performance goals or other performance-based objectives. However, full value awards covering up to an aggregate of 10% of the total number of shares available for awards under the 2008 Stock Plan, and full value awards made to non-employee directors for service on the Board, may be granted without regard to such minimum vesting provisions.

Transferability of Awards. Awards granted under the 2008 Stock Plan are generally not assignable or transferable by a participant, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, except to us under the terms of the 2008 Stock Plan, and except that, upon approval by the Compensation Committee, non-qualified stock options and SARs may be transferred by participants to immediate family members, to trusts for the benefit of immediate family members and to partnerships or similar entities in which such participant and the participant’s immediate family members are the only parties or members.

Acceleration of Awards Upon Change in Control. The 2008 Stock Plan provides that in the event of our “change in control” (as defined in the 2008 Stock Plan and subject to limitations due to Section 409A of the Code), all outstanding awards under the 2008 Stock Plan, regardless of any limitations or restrictions, will immediately vest and become fully exercisable, and all restrictions applicable to outstanding restricted stock, performance awards and other stock-based awards will be deemed satisfied at target performance levels, unless otherwise provided by the Compensation Committee at the time of grant of the award or unless waived or deferred by the participants.

Amendment and Termination of the 2008 Stock Plan. The Board of Directors has the right to amend, alter, suspend, discontinue or terminate the 2008 Stock Plan at any time without the consent of the stockholders or participants, except that (i) stockholder approval of such action will be required if such approval is required by any federal or state law or regulation or stock exchange or stock market rule, regulation or policy, or if the Board in its discretion determines that obtaining such stockholder approval is advisable, and (ii) subject to the terms of the 2008 Stock Plan, no amendment or termination of the 2008 Stock Plan may materially and adversely affect the rights of a participant under any award granted under the 2008 Stock Plan without the consent of the affected participant. Unless earlier terminated by the Board, the 2008 Stock Plan will terminate on June 23, 2022, the tenth anniversary of the adoption of the amendment and restatement of the 2008 Stock Plan by the stockholders, and no awards may be granted under the 2008 Stock Plan after that date, although awards granted prior to that date will remain in full force and effect subject to their terms.

The Compensation Committee may amend or terminate outstanding awards under the 2008 Stock Plan, unless expressly prohibited by the 2008 Stock Plan. However, the amendment or termination of any award that materially reduces the value of an award or otherwise impairs or adversely affects the rights of the participant under such award will require the consent of the participant.

Adjustments upon Changes in Capitalization. In the event that our stock changes by reason of any dividend (excluding an ordinary dividend) or other distribution, recapitalization, stock split, reverse sock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of our assets, exchange of our securities, issuance of warrants or other rights to purchase common stock or other of our securities, or other similar transaction or change in our capital structure, then the Compensation Committee will make equitable adjustments to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Stock Plan by making appropriate adjustments to the number and class of shares with respect to which awards may be granted under the 2008 Stock Plan, the maximum number of shares that may be issued to any individual in any fiscal year pursuant to awards, the terms and conditions of any outstanding awards, and the number and kind of shares and the exercise price of any outstanding award under the 2008 Stock Plan.

Section 409A. Section 409A of the Code generally establishes very specific requirements that must be followed with respect to covered deferred compensation plans in order to avoid the imposition of an additional 20% federal income tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 1998 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The 2008 Stock Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on 2008 Stock Plan recipients under Section 409A. The 2008 Stock Plan contains provisions intended to assist the Compensation Committee in complying with Section 409A including, among other things, the authority to amend the 2008 Stock Plan and outstanding awards to preserve the intended benefits of awards granted under the 2008 Stock Plan and to avoid the imposition of an additional tax under Section 409A. For example, if the Compensation Committee determines that any awards made under the 2008 Stock Plan will be taxable to a participant under Section 409A, then prior to exercise of stock options or stock appreciation rights by such participant or payment of other awards to such participant, the Compensation Committee may amend the 2008 Stock Plan and any outstanding awards, including retroactively, if the Compensation Committee determines it is necessary or appropriate to do so to preserve the intended tax treatment of the awards granted under the 2008 Stock Plan. The Compensation Committee also may take other actions it determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A.

Summary of Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of awards that may be granted under the 2008 Stock Plan. This summary is based upon the Code, the applicable treasury regulations promulgated thereunder, judicial authority and administrative ruling and practice, all as currently in effect. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time, and such changes could alter or modify the statements and conclusions set forth below. Tax laws are complex and subject to change, and this summary tax information is not tax advice. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular participant in light of such participant’s personal investment circumstances or participants subject to special treatment under the federal income tax laws. The summary also does not address the effects of foreign, state or local tax consequences. Accordingly, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the 2008 Stock Plan. The 2008 Stock Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income at the time the incentive stock option is granted or exercised, although the amount by which the fair market value of our common stock on the date of exercise exceeds the option exercise price is an adjustment item for purposes of the alternative minimum tax. If the participant holds the shares received upon the exercise of the incentive stock option for at least one year after the date of exercise and two years after the date of grant, referred to as the “holding period”, then any difference between the amount realized upon the disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the participant. We will not have any tax consequences from the grant or exercise of an incentive stock option (except as discussed below) if the participant satisfies the holding period requirements.

If a participant exercises an incentive stock option but does not satisfy the holding period requirements above, the participant generally will recognize ordinary income in the year of disposition of the shares acquired upon the exercise of an incentive stock option equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the option exercise price, and any excess of the amount realized on such disposition over the fair market value of the common stock on the date of exercise will be taxed as long-term or short-term capital gain, as applicable. If the participant disposes of the shares prior to the satisfaction of the holding period requirements but the amount realized is less than the fair market value of the common stock on the date of exercise, the participant will recognize ordinary income equal only on the excess of the amount realized upon the disposition of the shares over the option exercise price. In either event, we will be entitled to a tax deduction in an amount equal to the amount constituting ordinary income to the participant.

If a participant exercises an incentive stock option by tendering shares (other than the shares acquired upon the exercise of an incentive stock option and not held for the requisite holding period) in payment of all or part of the option exercise price, the participant will not be required to recognize any taxable income from the exchange and option exercise, and the participant’s tax basis and holding period (for capital gain purposes) for the tendered shares will be treated as a substituted basis for the shares received upon the exercise of the incentive stock option. If the participant uses shares received upon the exercise of an incentive stock option as to which the participant had not satisfied the applicable holding period requirements, the exchange will be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the participant’s basis in such shares would be taxable.

Non-Qualified Stock Options. A participant who is granted a non-qualified stock option with an exercise price no less than the fair market value of the underlying shares on the date of grant will not recognize any taxable income, and we will not have any tax consequences, at the time the non-qualified stock option is granted. In general, upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of our common stock on the date of exercise over the option exercise price, and we will be entitled to a tax deduction in the same amount in the year the participant exercises the non-qualified stock option. Upon subsequent disposition of shares acquired upon the exercise of a non-qualified stock option, a participant will have a capital gain or loss equal to the difference between the amount realized on the disposition and the participant’s tax basis in the shares, which is generally the amount paid for the shares plus the amount treated as ordinary income at the time the non-qualified stock option was exercised. Such capital gain or loss will be long-term if the participant’s holding period is longer than one year, and short-term otherwise. The participant’s taxable disposition of the shares acquired upon the exercise of a non-qualified stock option will not result in any additional tax consequences to us.

Stock Appreciation Rights. The grant of a stock appreciation right with an exercise price no less than the fair market value of the underlying shares on the date of grant will create no federal income tax consequences for the participant or us. When a participant exercises a stock appreciation right, the amount of any cash received and the fair market value on the date of exercise of any shares received will constitute ordinary income to the participant, and we will be entitled to a tax deduction in the same amount in the year of exercise.

Restricted Stock. The federal income tax consequences of restricted stock awards depend upon the restrictions imposed on the restricted stock. In the absence of an election under Section 83(b) of the Code by a participant, the grant of restricted stock will not result in taxable income to the participant or entitle us to a tax deduction in the year of grant if the restricted stock received is subject to a substantial risk of forfeiture and is either non-transferable or after transfer remains subject to such substantial risk of forfeiture. In such case, a participant will recognize ordinary income equal to the fair market value of the restricted stock received as of the first date the restricted stock becomes either transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. However, a participant may make a Section 83(b) election to recognize as ordinary income the value of the restricted stock as of the date of receipt rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture. We generally will be entitled to a tax deduction in the amount of the fair market value of the restricted stock transferred to the participant in the year the participant recognizes ordinary income. Prior to the lapse of restrictions, dividends paid on restricted stock will be taxable to the participant as ordinary income in the year such restricted stock is received free of restrictions, and we will be entitled to a tax deduction in the same amount.

Restricted Stock Units and Deferred Stock. A participant who receives an award of restricted stock units or a deferred stock award will generally not recognize any taxable income, and we will not have any tax consequences, at the time the award of restricted stock units or a deferred stock is granted. When a participant receives the shares of common stock under the terms of the award, the fair market value on the date of exercise of the shares received, less any amount paid by the participant for such shares, will constitute ordinary income to the participant, and we will be entitled to a tax deduction in the same amount in the year of exercise.

Dividend Equivalent Awards. A participant who receives a dividend equivalent award generally will not recognize any taxable income, and we will not have any tax consequences, at the time the dividend equivalent award is granted. When a participant is paid for the award, the amount of any cash received and the fair market value on the date any shares are received will constitute ordinary income to the participant, and we will be entitled to a tax deduction in the same amount in the year the award is paid.

Performance Awards. A participant who receives a performance award of shares of common stock will generally recognize ordinary income in the year the award is received equal to the fair market value of our common stock on the date of award. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized.

Other Stock-Based Awards. A participant will recognize ordinary income equal to the amount of any cash payments or the fair market value of any shares of common stock or other property received in connection with other stock-based awards (less any amounts paid by the participant) in the year the stock-based award is received or made available to the participant without substantial restrictions or risk of forfeiture in a manner consistent with the treatment of restricted stock. We generally will be entitled to a tax deduction in the same amount and at the same time the participant recognizes such ordinary income.

Section 162(m). Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2008 Stock Plan) by a public company to the chief executive officer and to the four other most highly compensated executive officers of the Company to no more than $1,000,000 per person. This limit, however, does not apply to “qualified performance-based compensation.” We generally intend, but are not required, to structure stock options and other awards granted under the 2008 Stock Plan that might be affected by Section 162(m) of the Code to comply with the performance-based compensation exemption to the deductibility limit.

Section 409A. The 2008 Stock Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Code. The tax consequences (including the amounts and the timing of those tax consequences) described above assume that an award is not subject to or does not violate the requirements of Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Stock options, stock appreciation rights and restricted stock awards that comply with the terms of the 2008 Stock Plan and do not have a deferral feature, and are not amended, are generally exempt from the application of Section 409A, which is applicable to deferred compensation plans within the meaning of Section 409A. Restricted stock units, deferred stock awards and performance shares granted under the 2008 Stock Plan are generally subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from Section 409A. Awards that do not comply with Section 409A can result in the value of the deferred compensation being currently includible in the service provider’s federal income tax wages and being taxed at the service provider’s marginal federal income tax rate plus an additional 20%, and interest may be included.

New Plan Benefits

The grant of awards under the 2008 Stock Plan to eligible directors, officers, employees, consultants and advisors, including the named executive officers, is subject to the discretion of the Compensation Committee and therefore cannot be determined in advance, other than the grants of restricted stock payable to non-employee directors on a formula basis as discussed under “Director Compensation” below. For a description of the options granted during fiscal 2011 to the Named Executive Officers under the 2008 Stock Plan, please see the “Summary Compensation Table” and the Option Grants in Last Fiscal Year” table below under “Executive Compensation.” No awards will be granted under the 2008 Stock Plan with respect to the proposed amendment for additional shares prior to approval of the amendment by our stockholders at the Annual Meeting. Accordingly, except as otherwise provided above, the benefits or awards that will be received by or allocated to individuals or groups under the proposed amendment to the 2008 Stock Plan in the future are not presently determinable.

The following table sets forth information as of April 23, 2012 regarding awards that have been granted under our 2008 Stock Plan since it was adopted in June 2008 to (i) each of our executive officers, (ii) our executive officers as a group, (iii) our non-employee directors as a group, and (iv) our other employees as a group:

		Number of
		Shares of
	Number of	Restricted
Name	Options	Stock(1)
Sidney Hinton	0	0
Christopher T. Hutter	22,500	0
Gary J. Zuiderveen	7,500	0
All executive officers as a group (3 persons)	30,000	0
All non-employee directors as a group (4 persons)	0	127,735
All non-executive officer employees as a group (66 persons)	325,250	27,500

(1)	The number in this column reflects the actual number of shares of restricted stock awarded to such persons, not the number of shares used for share counting purposes under the 2008 Stock Plan, under which each share of restricted stock, as a full value award, granted prior to the amendment and restatement of the 2008 Stock Plan counts as 1.5 shares against the current 600,000 share limit under the 2008 Stock Plan.

Equity Compensation Plan Information

The 1998 Stock Plan and the 2008 Stock Plan are our only two equity compensation plans under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants and awards have been made and were outstanding as of December 31, 2011. In addition, during 2006 we issued stock options to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders, which are the only outstanding options granted under plans not approved by our stockholders.

The following table contains information about the shares of our common stock that may be issued upon the exercise of options that were outstanding under our existing equity compensation plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	830,811	(1)	$6.63	83,448	(2)

Equity compensation plans not approved by security holders	80,000	(3)	$10.64	0

Total	910,811		$6.98	83,448	(2)

(1)	Represents options to purchase shares of common stock granted under our 1998 Stock Plan and under our 2008 Stock Plan that were outstanding but unexercised as of December 31, 2011.
(2)	Represents shares of common stock available for issuance under our 2008 Stock Plan as of December 31, 2011, which as of such date counted each stock option as one share and each share of restricted stock as 1.5 shares. We cannot make any additional awards under our 1998 Stock Plan.
(3)	Represents options to purchase shares of common stock granted during 2006 to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders.

Vote Required

The approval of the proposed amendment and restatement of the 2008 Stock Plan requires the affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the adoption and approval of the proposed amendment and restatement of our 2008 Stock Plan. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR SECOND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

We are asking our stockholders to adopt and approve an amendment to our Second Restated Certificate of Incorporation in order to increase the number of shares of common stock authorized for issuance by 25,000,000 shares to a total of 50,000,000 shares. The Board of Directors believes that this amendment is in the best interests of our company and our stockholders, because of the importance of having a sufficient number of shares of common stock to provide us with the flexibility to use our common stock for corporate purposes in the future, including for public or private offerings to raise capital, acquisitions, strategic relationships, equity compensation awards under our 2008 Stock Plan, stock splits, stock dividends and distributions, and for other strategic and general business and financial purposes. Accordingly, the Board of Directors has unanimously approved, and recommends that our stockholders adopt, the proposed amendment to our Second Restated Certificate of Incorporation to increase the authorized number of shares of common stock.

Our Second Restated Certificate of Incorporation currently authorizes the issuance of 25,000,000 shares of common stock, par value $0.01 per share, and 3,500,000 shares of preferred stock, par value $0.01 per share. As of April 23, 2012,              shares of common stock were outstanding and              shares of common stock were reserved for issuance upon the exercise of outstanding stock. The proposed amendment would not change the authorized number of shares of our preferred stock, none of which were issued or outstanding as of the record date.

Description of the Amendment

On April 3, 2012, our Board of Directors unanimously approved an amendment to Article Fourth of our Second Restated Certificate of Incorporation (the “Amendment”), subject to stockholder approval, to increase the number of shares of our common stock that we are authorized to issue from 25,000,000 to 50,000,000. The additional shares of common stock that would be authorized for issuance under the Amendment, when issued, would have identical rights and privileges as the shares of common stock currently issued and outstanding.

The full text of the proposed Amendment, which would replace the first sentence of Article FOURTH of our Second Restated Certificate of Incorporation in its entirety, reads as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty-Three Million Five Hundred Thousand (53,500,000) shares, consisting of two classes: Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share, and Three Million Five Hundred Thousand (3,500,000) shares of Preferred Stock, par value $.01 per share.”

If our stockholders approve the Amendment, we intend to file a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after the Annual Meeting. The Amendment will become effective upon that filing.

Purposes of the Amendment

The primary purpose of the Amendment is to provide us with a sufficient number of shares of common stock to allow us to have the flexibility to use our common stock for corporate purposes in the future, including for public or private offerings to raise capital, acquisitions, strategic relationships, equity compensation awards under our 2008 Stock Plan, stock splits, stock dividends and distributions, and for other strategic and general business and financial purposes.

The Board believes that it is in the best interests of our company and our stockholders to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to meet business and financial needs as they arise. As of the record date, we had only              shares authorized and unissued shares in excess of the aggregate of our shares currently outstanding plus shares reserved for issuance under outstanding stock options.

The additional authorized but unissued shares of common stock that would be provided by the Amendment, just as the currently authorized but unissued shares of common stock, would be available for issuance from time to time by our Board of Directors for such purposes and for such consideration as the Board determines to be appropriate without further action by the stockholders, except as required under our Second Restated Certificate of Incorporation, Delaware law or applicable stock exchange rules and regulations.

Increasing the number of authorized shares of common stock would give us greater flexibility. We are constantly exploring additional sources of financing, potential acquisitions, strategic transactions, and other corporate opportunities which our Board believes will be in the best interests of our company and our stockholders. The failure of stockholders to approve the Amendment may require us to forego attractive acquisition opportunities or strategic transactions that arise, to increase cash compensation to replace stock-based compensation that we believe more closely aligns our interests with the interests of our stockholders and to forego raising additional capital should the need develop. The availability of such additional shares will provide us with the flexibility to issue common stock for such business or financial purposes that may be identified in the future by the Board, without the possible expense and delay of seeking separate stockholder approval. We have no current plans, arrangements or understandings regarding the additional shares of common stock that would be authorized pursuant to the Amendment.

Potential Effects of the Amendment

If our stockholders approve the Amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of our stockholders, except as may be required in particular cases by our Second Restated Certificate of Incorporation, Delaware law or applicable stock exchange rules and requirements. The additional shares of common stock authorized in the Amendment will not be entitled to preemptive rights nor will existing stockholders have any preemptive rights to acquire any of those shares when issued. In addition, while the adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuances of additional shares of common stock or securities convertible into or exercisable for common stock could have a dilutive effect on the equity, earnings and voting interests of existing stockholders, although the mere adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the market price of our common stock.

While we have not proposed the Amendment with the intention of using the additional unauthorized shares for anti-takeover purposes, we could be able to use the additional shares to oppose a hostile takeover attempt or to delay or prevent a change in control or management of our company. In addition, the increase in the number of authorized shares of common stock could discourage or hinder efforts by other parties to obtain control of us, thereby having an anti-takeover effect, even if some or all of our stockholders deem such a transaction to be desirable. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. For example, new shares could be issued to purchasers who might support the Board of Directors in opposing a hostile takeover bid, could be issued in transactions that dilute the stock ownership and voting power of a third party seeking to effect a merger or could be issued under future stockholder rights plans in reaction to an unsolicited acquisition proposal. The ability of the Board to issue additional shares of common stock could be used by our Board to discourage transactions in which the stockholders might otherwise receive a premium over prevailing market prices for their shares of our common stock. If changes in our ownership are discouraged, delayed or prevented, it would be more difficult for our current Board and management to be removed and replaced, even if you and other stockholders believe such actions are in the best interests of us and our stockholders. The Amendment is not being proposed in response to any known threat to acquire control of us.

We could also use the additional shares of common stock to effect stock splits, issue stock dividends, use in employee equity incentive plans or for potential strategic transactions including, among other things, capital raising, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no present plans to do so. We cannot provide any assurance that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or financial results or the market price of our common stock.

Other than the additional shares of common stock that would be reserved for issuance under the 2008 Stock Plan if Proposal 2 is approved by our stockholders at the Annual Meeting, the Board of Directors has no current plans, arrangements, commitments or understandings to issue additional shares of common stock that would be authorized by the Amendment. However, the Board believes that the benefits of providing us with the flexibility to issue additional shares without delay for any proper business purpose outweigh any possible disadvantages of having such additional shares available for issuance.

Vote Required

The approval of the proposed amendment to our Second Restated Certificate of Incorporation to increase the number of authorized shares of our common stock requires the affirmative “FOR” vote of a majority of the shares of our common stock outstanding as of the record date.

Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the amendment to our Second Restated Certificate of Incorporation to increase the number of authorized shares of our common stock. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background of this Proposal

In accordance with the requirements of Section 14A of the Exchange Act, our stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This advisory vote, commonly referred to as a “say-on-pay” proposal, provides our stockholders with the opportunity to express their views on the compensation of our named executive officers. This proposal is intended to provide an overall assessment of the compensation of our named executive officers and our compensation philosophy, policies and practices generally, rather than to address any specific item of compensation.

At our 2011 annual meeting of stockholders, our stockholders voted to select, on an advisory basis, that a say-on-pay proposal to be submitted annually to our stockholders, and our Board of Directors has adopted this frequency in accordance with the preference of our stockholders. Accordingly, at the Annual Meeting, we are recommending that our stockholders indicate their support for the compensation of our named executive officers by voting FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related materials and discussion.”

Executive Compensation Program and Philosophy

As described in greater detail in this proxy statement under the heading “Executive Compensation—Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders through our executive compensation program. At the core of our executive compensation program is our “pay-for-performance” philosophy that links executive compensation levels and opportunities to the achievement of our overall strategy and business goals. Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial goals and individual performance goals that we believe drive the creation of stockholder value. At our 2011 annual meeting of stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 93% of stockholder votes cast in favor of our 2011 say-on-pay proposal.

Our executive compensation program is administered by our Compensation Committee, with the assistance of its independent compensation consultant, to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic and operational business and financial goals and to enhance shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves the desired goals of incentivizing performance and aligning our executive compensation structure with our stockholders’ interests. We believe that our executive compensation program is strongly aligned with the interests of our stockholders, exhibits sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis, which is evidenced by the following:

•

Our executive compensation program is comprised of a variety of elements, including base salary, annual cash bonuses and equity awards, intended to both reward and incentivize performance and increase stockholder value within a balanced and well-adjusted risk-based framework.

•

A significant portion of our total executive compensation is provided in the form of performance-based, “at-risk” compensation, with appropriate upside potential for strong performance, as well as downside exposure for underperformance.

•

Our annual cash bonuses and incentive payouts for our named executive officers are performance based and tied to the achievement of key corporate financial or individual goals, which we believe enhance stockholder value.

•

Our long-term equity incentive plan includes a mix of restricted stock and performance shares with vesting terms that are designed to motivate retention and performance as well as to align the interests of our named executive officers with the interests of our stockholders.

•

Our executive compensation decisions take into account the dynamic financial and business markets in which we operate, such as the waiver by our named executive officers of their earned bonuses for 2009 and the freezing of their base salaries in 2011 at 2010 levels.

•

We have adopted an executive compensation recoupment or clawback policy that allows us to recover incentive compensation awarded to our named executive officers if it was based on financial results that were subsequently determined to be inaccurate.

•

We have adopted stock ownership guidelines requiring our named executive officers, as well as our directors and other key management employees, to maintain minimum and meaningful levels of stock ownership.

•

We have adopted an insider trading policy that, among other things, prohibits our named executive officers and our directors from engaging in hedging transactions or pledging our shares as collateral for loans, except in unique and limited situations approved by our Board with full knowledge.

•	We do not provide for any tax gross-ups as to any compensation payable to our named executive officers.

•	All members of our Compensation Committee, and the compensation consultant engaged by the Compensation Committee, are independent.

•

We have implemented a number of risk-mitigating measures so that our executive compensation program is structured to motivate and reward our named executive officers for taking appropriate business risks while at the same time avoiding pay practices that incentivize excessive risk-taking, as confirmed by our annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant.

We believe that our executive compensation program incentivizes outstanding performance and achievements, especially in light of the current business and economic conditions. In addition, we believe that our executive compensation actions for 2011 aligned with our pay-for-performance philosophy and also aligned the interests of our named executive officers with the long-term interests of our stockholders, while appropriately balancing risk and reward. Our executive officers have continued to successfully manage our company through the recent economic downturn, helping us achieve solid financial performance in 2011 and a strong platform for our financial performance in 2012 and beyond despite the challenging economic and business environment, and we believe our executive compensation program has been instrumental in motivating our executives to achieve this performance while balancing near and long-term risks and rewards effectively.

In fiscal 2011 our consolidated revenues grew to a record level of $130.0 million, a 35% increase over fiscal 2010, with sequential revenue growth in each quarter of 2011 ending with a record $39.7 million in revenues in the fourth quarter. In addition, revenues in each of our product and services lines, Distributed Generation, Utility Infrastructure and Energy Efficiency, grew substantially in fiscal 2011, accomplishing meaningful strategic and operational goals for growth and expansion. Our fiscal 2011 consolidated revenues included a record $11.3 million in recurring revenues from distributed generation projects, which our executive officers are focused on growing in order to drive long-term stockholder value. Our diluted earnings per share in fiscal 2011 were $1.26, which included the gains on the sales of our WaterSecure investment and our Southern Flow operations as well as the results of our discontinued PowerPackages operations, compared to diluted earnings per share of $0.19 in 2010. Additionally, our revenue backlog for sales after December 31, 2011, as announced March 8, 2012, reached a record level of $158 million. We ended the year with a strong balance sheet, highlighted by $24.6 million cash on hand and no balance outstanding under our credit facility.

Moreover, during 2011 our named executive officers completed several key strategic decisions that strengthened the foundation and future prospects of our company, including enhancing our financial strength and liquidity through the sale of the non-core Southern Flow and WaterSecure businesses for a total of $42.7 million in cash proceeds, discontinuing the business of PowerPackages, and extending the term of and reducing our financial covenants under our credit facility in light of the sales of our non-core businesses and our enhanced capital structure. Moreover, during 2011 our named executive officers led our business development and growth efforts by expanding all our business units through new and enhanced products and services and serving additional markets and customer bases, including new LED lighting products, new PowerBlock distributed generation technology and an expanded scope of utility infrastructure capabilities and a growing base of utility partners.

Vote Required

The affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to approve the compensation of our named executive officers. Because this say-on-pay vote is advisory, the results of the vote on this proposal will not be binding on us, our Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee, which is responsible for administering our executive compensation program, value the opinions expressed by our stockholders and will consider the outcome of this vote when making future decisions regarding the compensation of our named executive officers.

Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee of the Board of Directors has appointed Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Hein has served as our independent registered public accounting firm since 2004. In addition, Hein provides us with certain audit-related and tax services as described below.

Stockholder ratification of the appointment of Hein as our independent registered public accounting firm is not required by our by-laws or by any other applicable legal requirement. However, we are submitting the appointment of Hein to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment of Hein, then the Audit Committee may reconsider the appointment of Hein, although it may still determine to retain its appointment. Even if the appointment of Hein is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

We expect that one or more representatives of Hein will be present telephonically at the Annual Meeting, and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

The aggregate fees for professional services rendered to us by Hein for fiscal 2011 and fiscal 2010 were as follows:

	Fees
	2011	2010
Audit Fees (1)	$257,775	$346,385
Audit-Related Fees (2)	55,575	51,125
Tax Fees (3)	680	11,005
All Other Fees	0	0

Total	$314,030	$408,515

(1)	“Audit Fees” consist of fees for professional services rendered by Hein for the audit of our consolidated annual financial statements, the audit of our internal control over financial reporting, and the review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.
(2)	“Audit-Related Fees” consist of fees for professional services rendered by Hein for the audit of our 401(k) plan, the audit of our PowerSecure, Inc. subsidiary on a stand-alone basis, and the audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.
(3)	“Tax Fees” consist of fees for professional services rendered by Hein for tax planning and preparation.

The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2011 and fiscal 2010 was compatible with maintaining their independence.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members. Any such members must report any decisions to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2011 were pre-approved by the Audit Committee.

Vote Required

The affirmative “FOR” vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Recommendation

The Audit Committee and our Board of Directors unanimously recommend that stockholders vote “FOR” the ratification of the appointment of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of April 23, 2012 (except as otherwise noted) by:

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided to us.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Gruber & McBaine Capital Management, LLC (3) 50 Osgood Place, Penthouse San Francisco, CA 94133	1,838,605	9.7

Systematic Fund Management, L.P. (4) 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 078666	1,408,313	7.4

BlackRock, Inc. (5) 40 East 52nd Street New York, NY 10022	1,180,399	6.2

Austin W. Marxe and David M. Greenhouse (6) c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, NY 10022	1,077,128	5.7

Dimensional Fund Advisors LP (7) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,009,468	5.3

Sidney Hinton (8)	789,876	4.4

Christopher T. Hutter (9)	31,912	*

Gary J. Zuiderveen (10)	117,298	*

Anthony D. Pell (11)	182,605	1.0

Kevin P. Collins (12)	72,517	*

John A. (Andy) Miller (13)	23,696	*

Thomas J. Madden III	39,480	*

W. Kent Geer	500	*

All current directors and executive officers as a group (7 persons)(14)	1,297,384	6.8

*	Less than 1%.

(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 23, 2012 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.
(2)	The percentage ownership is based upon shares of common stock outstanding as of April 23, 2012.
(3)	Information based upon Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2012 by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine and Lagunitas Partners, indicating beneficial ownership as of December 30, 2011. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner. GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b) under the Exchange Act. GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. GMCM has shared voting and dispositive power with respect to 1,282,853 shares. Mr. Gruber has sole voting and dispositive power with respect to 280,060 shares and shared voting and dispositive power with respect to 1,282,853 shares. Mr. McBaine has sole voting and dispositive power with respect to 275,692 shares and shared voting and dispositive power with respect to 1,307,138 shares. Lagunitas Partners has shared voting and dispositive power with respect to 1,019,235 shares. Lagunitas Partners is not a member of any group and disclaims beneficial ownership of the securities with respect to which its ownership is reposited.
(4)	Information based upon Schedule 13G filed with the SEC on February 15, 2012 by Systematic Financial Management, L.P., indicating beneficial ownership as of December 30, 2011, indicating that Systematic Financial Management, L.P. has sole voting power with respect to 1,204,163 shares and sole dispositive power with respect to 1,408,313 shares.
(5)	Information based upon Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2012 by BlackRock, Inc., a parent holding company, indicating beneficial ownership as of December 30, 2011, and includes shares owned by various subsidiaries of BlackRock, Inc.
(6)	Information based upon Schedule 13G filed with the SEC on February 13, 2012 by Austin W. Marxe and David M. Greenhouse, indicating beneficial ownership as of December 30, 2011. Messrs. Marxe and Greenhouse share voting and investment power with respect to 393,865 shares owned by Special Situations Cayman Fund, L.P., 485,110 shares owned by Special Situations Fund III QP, L.P. and 198,153 shares owned by Special Situations Private Equity Fund, L.P. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), which is the general partner of and investment adviser to Special Situations Cayman Fund. AWM also serves as the general partner of MGP Advisers Limited Partnership, which is the general partner of Special Situations Fund III QP. AWM is the investment advisor to Special Situations Fund III QP and Special Situations Private Equity Fund. Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., which is the general partner of Special Situations Private Equity Fund.
(7)	Information based upon Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2012 by Dimensional Fund Advisors LP indicating beneficial ownership as of December 30, 2011. Dimensional Fund Advisors LP has sole voting power with respect to 993,499 shares and sole dispositive power with respect to 1,009,468 shares. Dimensional Fund Advisors LP is a registered investment adviser that furnishes investment advice to four registered investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(8)	Includes 50,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options. Also includes 20,000 shares pledged as collateral to secure a commercial loan the proceeds of which were used to finance the exercise of stock options in 2010.
(9)	Includes 9,500 shares that may be acquired by Mr. Hutter upon the exercise of currently exercisable stock options.
(10)	Includes 39,500 shares that may be acquired by Mr. Zuiderveen upon the exercise of currently exercisable stock options.
(11)	Includes 1,000 shares owned by Mr. Pell’s wife, 6,237 shares held in trust for the benefit of Mr. Pell’s wife and 10,100 shares held in an account of Mr. Pell’s daughter that is managed by Mr. Pell. Also includes 17,500 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options. Includes 136,326 shares pledged as collateral under a personal margin account, as required by Mr. Pell’s current employer, of which these shares constitute only a portion of the collateral.
(12)	Includes 28,611 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options.
(13)	Includes 15,000 shares that may be acquired by Mr. Miller upon the exercise of currently exercisable stock options.
(14)	Includes 160,111 shares that may be acquired upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 23, 2012 by our current directors and executive officers. See notes (8) through (13).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section of this proxy statement addresses the executive compensation program for our named executive officers:

•	Sidney Hinton, our President and Chief Executive Officer;

•	Christopher T. Hutter, our Executive Vice President and Chief Financial Officer; and

•	Gary J. Zuiderveen, our Vice President of Financial Reporting, Controller and Principal Accounting Officer.

In this “Executive Compensation” section, when we refer to our executives, our officers or our executive officers we mean these three named executive officers, unless the context otherwise provides or requires.

Executive Summary

Our executive compensation program is designed to provide incentives for, reward, retain and, in the case of new hires, attract highly driven and successful executive officers who are critical for us to achieve our short-term and long-term strategic and operational business and financial goals and to enhance shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We seek to closely align the interests of our named executive officers with the interests of our stockholders through our executive compensation program, which is administered by our Compensation Committee with the assistance of its independent compensation consultant. At the core of our executive compensation program is our “pay-for-performance” philosophy that links compensation levels to achievement of our overall strategy and business goals. We believe that our executive compensation program is strongly aligned with the interests of our stockholders and based on sound corporate governance principles, and that this program drives performance on a risk appropriate basis.

Under our executive compensation program, our named executive officers are rewarded for the achievement of both specific corporate financial and strategic goals as well as individual performance goals that are designed and intended to drive the creation of stockholder value. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves the desired goals of incentivizing performance and aligning our executives’ interests with our stockholders’ interests. This includes establishing performance targets and individual performance goals based on our strategic and operating plans.

We believe that our executive compensation program is strongly aligned with the interests of our stockholders, exhibits sound corporate governance principles and supports our pay-for-performance philosophy on a risk-appropriate and balanced basis, which is evidenced by the following:

•

Our executive compensation program is comprised of a variety of elements, including base salary, annual cash bonuses and equity awards, intended to both reward and incentivize performance and increase stockholder value within a balanced and well-adjusted risk-based framework.

•

A significant portion of our total executive compensation is provided in the form of performance-based, “at-risk” compensation, with appropriate upside potential for strong performance, as well as downside exposure for underperformance.

•

Our annual cash bonuses for our Chief Executive Officer and our Chief Financial Officer are performance-based and primarily based on the achievement of key corporate financial goals, our consolidated pre-tax earnings per share and our consolidated revenues, which align with stockholder value.

•

Our long-term equity incentive plan includes a mix of restricted stock and performance shares with vesting terms that are designed to motivate retention and performance as well as to align the interests of our named executive officers with the interests of our stockholders.

•

We link our compensation decisions to the financial and business markets and outlook, such as the waiver by our named executive officers of their earned bonuses for 2009 and the freezing of their base salaries in 2011 at 2010 levels.

•

Cash bonuses to our Chief Executive Officer and our Chief Financial Officer for 2011 reflected our solid performance during fiscal 2011 and were in amounts directly corresponding to our level of performance.

•

We have adopted an executive compensation recoupment or clawback policy that allows us to recover incentive compensation awarded to our executive officers if it was based on financial results that were subsequently determined to be inaccurate.

•	We have adopted stock ownership guidelines requiring our executive officers, as well as our directors and other key management employees, to maintain minimum and meaningful levels of stock ownership.

•

Our executive officers, and our directors, are prohibited from engaging in hedging transactions or pledging our securities as collateral for loans, except in unique and limited situations approved by our Board of Directors with full knowledge.

•	We do not provide for any tax gross-ups as to any compensation payable to our executive officers.

•	All members of our Compensation Committee, and the compensation consultant engaged by the Compensation Committee, are independent.

•

We have implemented a number of risk-mitigating measures so that our executive compensation program is structured to motivate and reward our executive officers for taking appropriate business risks while at the same time avoiding pay practices that incentivize excessive risk-taking, as confirmed by our annual compensation risk assessment conducted by the Compensation Committee’s independent compensation consultant.

We believe that our executive compensation program incentivizes outstanding performance and achievements, especially in light of the current business and economic conditions. In addition, we believe that our executive compensation actions for 2011 aligned with our pay-for-performance philosophy and also aligned the interests of our named executive officers with the long-term interests of our stockholders, while appropriately balancing risk and reward. Our executive officers have continued to successfully manage our company through the recent economic downturn, helping us achieve solid financial performance in 2011 and a strong platform for our financial performance in 2012 and beyond despite the challenging economic and business environment, and we believe our executive compensation program has been instrumental in motivating our executives to achieve this performance while balancing near and long-term risks and rewards effectively.

In fiscal 2011 our consolidated revenues grew to a record level of $130.0 million, a 35% increase over fiscal 2010, with sequential revenue growth in each quarter of 2011 ending with a record $39.7 million in revenues in the fourth quarter. In addition, revenues in each of our product and services lines, Distributed Generation, Utility Infrastructure and Energy Efficiency, grew substantially in fiscal 2011, accomplishing meaningful strategic and operational goals for growth and expansion. Our fiscal 2011 consolidated revenues included a record $11.3 million in recurring revenues from distributed generation projects, which our executive officers are focused on growing in order to drive long-term stockholder value. Our diluted earnings per share in fiscal 2011 were $1.26, which included the gains on the sales of our WaterSecure investment and our Southern Flow operations as well as the results of our discontinued PowerPackages operations, compared to diluted earnings per share of $0.19 in 2010. Additionally, our revenue backlog for sales after December 31, 2011, as announced March 8, 2012, reached a record level of $158 million. We ended the year with a strong balance sheet, highlighted by $24.6 million cash on hand and no balance outstanding under our credit facility.

Moreover, during 2011 our named executive officers completed several key strategic decisions that strengthened the foundation and future prospects of our company, including enhancing our financial strength and liquidity through the sale of the non-core Southern Flow and WaterSecure businesses for a total of $42.7 million in cash proceeds, discontinuing the business of PowerPackages, and extending the term of and reducing our financial covenants under our credit facility in light of the sales of our non-core businesses and our enhanced capital structure. Moreover, during 2011 our named executive officers led our business development and growth efforts by expanding all our business units through new and enhanced products and services and serving additional markets and customer bases, including new LED lighting products, new PowerBlock distributed generation technology and an expanded scope of utility infrastructure capabilities and a growing base of utility partners

Advisory Vote on Executive Compensation

Our Board of Directors and the Compensation Committee carefully consider feedback from our stockholders regarding our executive compensation program. At our 2011 annual meeting of stockholders, we held a stockholder advisory vote on the compensation of our named executive officers, referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 93% of stockholder votes cast in favor of our 2011 say-on-pay resolution. As we evaluated our compensation practices for 2012, we were mindful of the strong support our stockholders expressed for our pay-for-performance compensation philosophy linking compensation to our financial and operating goals and the enhancement of stockholder value. As a result, the Compensation Committee has continued to apply the same effective principles and philosophy it has used in recent years in determining executive compensation, retaining our general pay-for-performance approach to executive compensation for 2012.

When determining how often to hold the stockholder advisory vote on named executive officer compensation, the Board of Directors took into account the strong preference for an annual vote expressed by our stockholders at our 2011 annual meeting. Accordingly, the Board of Directors determined that we will hold an annual advisory stockholder vote on the compensation of our named executive officers until the next say-on-pay frequency vote. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Overview of Compensation Committee

The Compensation Committee of our Board of Directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration of our stock plans under which grants of equity awards, such as stock options and restricted stock, may be made to our executive officers and employees.

During 2011, the members of the Compensation Committee were John A. (Andy) Miller (Chairman), Anthony D. Pell, Kevin P. Collins and Thomas J. Madden III. The Board of Directors has determined that each member of the Compensation Committee is independent under our Standards of Director Independence and under the current listing standards of The NASDAQ Stock Market.

Objectives and Philosophy of Executive Compensation Program

Our executive compensation program is designed to allow us to attract, retain, motivate and reward highly qualified and industrious executives and to enhance stockholder value driven by a pay-for-performance philosophy within a risk-balanced program. We have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, motivates and rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is designed to accomplish the following objectives:

•	to attract and retain highly talented and productive executive officers;

•	to provide incentives and rewards for our executive officers to be strong leaders and managers, to perform at a superior level and to achieve important financial and strategic goals;

•	to align the interests of our executive officers with the interests of our stockholders; and

•	to develop a strong “pay-for-performance” culture on a risk appropriate basis.

To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:

•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses and incentive awards;

•	long-term incentive compensation in the form of equity grants such as stock options, restricted stock and performance-based restricted stock; and

•	perquisites and general benefit programs.

Our compensation program is designed to be performance-driven, which we believe is in the best interests of our stockholders. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value on a risk appropriate basis in accordance with sound corporate governance principles.

Compensation Committee Processes and Procedures

Overview of Processes and Procedures

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program and makes all decisions regarding the compensation of the named executive officers. In fulfilling its duties and responsibilities, as discussed below, the Compensation Committee seeks the input and recommendations of our Chief Executive Officer and of the Compensation Committee’s independent compensation consultant with respect to both overall compensation practices and guidelines and specific compensation decisions. Annually, the Compensation Committee reviews the base salaries, establishes the annual bonus and incentive compensation plans, goals and arrangements and evaluates the long-term incentives and overall compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions during March and April of each year, when the Compensation Committee has available the results of the prior year’s annual consolidated financial results.

During its annual review of the named executive officers, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. In making compensation decisions, the Compensation Committee also analyzes tally sheets for each of the executive officers that show the dollar amount of each component of the executive officer’s compensation. The Compensation Committee also considers the recommendations of our Chief Executive Officer, the advice of the Compensation Committee’s independent compensation consultant and, from time to time, general industry survey data of executive compensation practices at other companies. While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer and of the independent compensation consultant, the Compensation Committee is responsible for making the final decision on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers.

In general, the Compensation Committee’s compensation process involves a combination of establishing proper metrics for certain compensation elements, such as the annual incentive compensation plan and performance-based stock awards, with other compensation elements being subjective and based primarily on the judgment of the members of the Compensation Committee. In making compensation decisions, the Compensation Committee considers such factors as it deems relevant, appropriate, reasonable and in the best interests of the stockholders, including individual performance, corporate performance, the recommendations of our Chief Executive Officer, the advice of the Compensation Committee’s independent compensation consultant, and the knowledge and experience of the members of the Compensation Committee. Subject to exceptions from time to time as it deems appropriate, the Compensation Committee does not specifically utilize peer company comparisons to establish executive compensation levels, although it may consider general industry pay survey data in assessing the reasonableness of compensation and ensuring that compensation levels at our company remain competitive. The Compensation Committee believes that, due to the diversification, market niches and size of our company, it is difficult to establish a meaningful peer group or to make meaningful comparisons with other companies. Accordingly, the Compensation Committee believes that its members, with the assistance and recommendations of our Chief Executive Officer and the advice of its independent compensation consultant, are generally best situated to make compensation decisions.

The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees and officers and it has recently commenced a practice of authorizing the Chief Executive Officer to grant a limited number of awards to non-executive employees under conditions prescribed by the Compensation Committee. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.

Role of Our Executive Officers

The Compensation Committee considers, and factors into its decision-making process, recommendations from our Chief Executive Officer regarding the compensation of other executives. Our Chief Executive Officer often provides the Compensation Committee with his recommendations on certain components of the compensation of the other executive officers, either directly through recommended compensation amounts or indirectly through performance evaluations. Our Chief Executive Officer often makes these recommendations to the Chairman of the Compensation Committee without participating in meetings of the Compensation Committee. Although from time to time our Chief Executive Officer is invited to and participates in meetings discussing the compensation of other executive officers, he is not present for any portions of meetings when his compensation is being determined. No other executive officer was actively involved in the evaluation, design or administration of our executive compensation program, other than providing information from time to time requested by the Compensation Committee.

Role of Independent Compensation Consultant

The Compensation Committee has engaged and regularly consults with Frederic W. Cook & Co., its independent compensation consultant, in performing its duties and considers its advice and recommendations before taking actions and making decisions on executive compensation. Since 2007, the Compensation Committee has utilized Cook to assist it with establishing our executive compensation program and setting the elements of the compensation of executive officers, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices. The Compensation Committee typically invites Cook to attend meetings where compensation actions are to be discussed and Cook’s advice and analysis is expected to be sought. Cook provides the Compensation Committee with advice and recommendations on executive compensation as appropriate and as requested by the Compensation Committee. Cook from time to time communicates with the Chairman of the Compensation Committee outside of Committee meetings. Cook has not provided any services to, or received any fees from, our company or management other than for compensation consulting services rendered to the Compensation Committee. In addition, Cook was selected by and reports directly to the Compensation Committee and not to management. Accordingly, the Compensation Committee believes that Cook is able to provide it with independent advice and consultation services.

Components of Executive Compensation

General Executive Compensation Performance Factors

The Compensation Committee believes that the compensation and incentives of each named executive officer should be significantly influenced by a combination of the named executive officer’s individual contribution and performance and of our corporate performance and the executive’s contribution to that performance. Since the adoption of our executive incentive compensation plan in 2010, the Compensation Committee has tied the majority of the annual cash bonus and incentive compensation payouts for our Chief Executive Officer and our Chief Financial Officer to the achievement of key corporate financial goals that are objective, that are linked to our annual business plan and strategy and that the Compensation Committee believes are key components in increasing stockholder value. We continue to have discretionary components in certain portions of our executive compensation program, as to which the Compensation Committee considers certain specific qualitative factors of individual performance and contribution to corporate performance, as well as our financial and operating performance taking into account the overall economic and operating environment in which we conduct our business.

For Mr. Hinton, our Chief Executive Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his leadership skills, his ability to increase the long-term value of our company by setting and achieving growth goals approved by our Board, his ability to ensure compliance with efficient and effective management and operations process, his ability to establish and comply with sound corporate governance practices, his ability to identify and evaluate business risks, his ability to ensure that our culture incorporates safety as a top priority of our employees and contractors, his involvement in management succession planning and his ability to communicate effectively with stockholders.

For Mr. Hutter, our Chief Financial Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his performance with respect to leading our investor relations program, compliance with the Sarbanes-Oxley Act, GAAP and the rules and regulations of the SEC, responsibility for financial statements, internal controls and SEC filings and reports, timely and effective communication with our Board on financial matters and issues, planning analytics, treasury management and capital structure planning and execution, M&A analytics and execution, financial planning leadership, his contributions to our business plan and strategic direction, and leading communications with regulatory agencies.

For Mr. Zuiderveen, our Principal Accounting Officer, the key specific qualitative factors considered by the Compensation Committee in evaluating his individual performance and contribution to corporate performance were his performance with respect to the timely filing of all financial reports, ensuring financial statements were in compliance with GAAP, ensuring our compliance with internal controls requirements, timely and accurate filing of all SEC reports and filings, timely bank compliance reporting, leading the XBRL transition and implementation, managing the administration of our stock plans and 401(k) plan, managing the directors and officers liability insurance program, successfully taking over our payroll and benefits process and functions, supporting our Chief Financial Officer in the performance of his responsibilities, and effective communications with our Board, our leadership team and our employees. In addition, in awarding Mr. Zuiderveen the special one-time bonus in June 2011 in connection with the sale of the WaterSecure business, the Compensation Committee considered Mr. Zuiderveen’s performance with respect to the negotiation, documentation, execution and consummation of the sale, the due diligence and disclosure processes in connection with the sale, and the financial and strategic importance of that transaction to our company.

The principal factors that our Compensation Committee considered with respect to each element of our named executive officers’ compensation packages are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to the various elements of executive compensation in future years.

Pay Mix

For 2011, base salary accounted for approximately 51.5% of the total compensation of the named executive officers, and annual bonuses and incentive awards accounted for the remaining approximately 43.2% of the total compensation of the named executive officers. Other than 10,000 stock options granted to Mr. Hutter vesting over a five year period, no stock awards were made to the named executive officers, in light of the large grants of restricted stock, including service shares and performance shares, made to all the named executive officers in 2007 with vesting terms through 2012. Accordingly, the pay mix in 2011, as computed in accordance with the Summary Compensation Table, was skewed almost entirely towards cash compensation. The pay mix in 2012 is likely to continue to be predominantly cash-based because the prior stock awards that vest in 2012 limit the need for additional equity grants to be made to the named executive officers in 2012.

Base Salary

Generally. We establish base salaries for our named executive officers in amounts that are intended to provide them with sufficient, regularly-paid income to compensate them for their services rendered to us during the fiscal year. Since it is the most stable component of our executive compensation program and not at risk, the base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also sometimes used in measuring other compensatory opportunities, such as target bonuses and incentive compensation opportunities, which in recent years have been set at a percentage or multiple of base salary, and severance arrangements, which for the named executive officers is based in part upon a multiple of base salary.

The base salary for each named executive officer is reviewed annually and may be adjusted in the discretion of the Compensation Committee. The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry, internal base salary comparability considerations, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In addition, the Compensation Committee considers the recommendation of our Chief Executive Officer for other executive officers, the advice of its independent consultant, and benchmark salary data for comparable executives in similarly sized companies. The benchmark salary data reviewed in 2011 were compiled by Cook from major third-party general industry pay surveys and reflected salary levels for executives at companies with annual revenues less than $500 million. The Compensation Committee did not use any peer group comparisons in 2011.

For 2011. In March 2011, the Compensation Committee decided not to adjust, but rather to freeze at 2010 levels, the base salaries of our named executive officers for 2011, in light of our general efforts to control costs and overhead and to focus management on the incentives provided through our pay-for-performance bonus plans.

For 2012. In February 2012, the Compensation Committee approved increases in the base salaries of our named executive officers, reflecting their contributions to our solid corporate performance in the face of strong adverse economic and business conditions in 2011 as well as their expected contributions to our corporate performance in 2012. The Compensation Committee concluded that these base salary adjustments were fair, reasonable and appropriate and supported our compensation objectives.

The following table shows the levels of the base salaries of the named executive officers approved by the Compensation Committee since 2010:

	Base Salary
Name	2010	2011	2012
Sidney Hinton	$550,000	$550,000	$595,000
Christopher T. Hutter	312,000	312,000	325,000
Gary J. Zuiderveen	210,000	210,000	215,000

Annual Cash Bonuses and Incentives

Generally. We typically grant bonuses to our named executive officers after the end of each year for their services and performance over the prior year. These bonuses are payable in cash and earned based on financial and individual performance objectives that are determined at the beginning of the fiscal year and assessed by the Compensation Committee after the end of the year. These bonuses are intended to provide incentives to our named executive officers on an annual basis to deliver performance that supports our business and strategic goals and enhances our financial results.

Executive Incentive Plan. In April 2010, upon the recommendation of the Compensation Committee, our Board of Directors adopted the 2010 Executive Incentive Compensation Plan, which we refer to as the Executive Incentive Plan. The Executive Incentive Plan is a cash incentive program designed to motivate participants to perform to the best of their abilities and achieve our financial and other performance objectives, with the goal of enhancing stockholder value. The Executive Incentive Plan serves in our executive compensation program as an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals at the time, with an annual bonus target opportunity based on a percentage or multiple of the participating officer’s base salary. Under his employment agreement, the target opportunity for Mr. Hinton for each year is to be equal to his annual base salary.

Under the Executive Incentive Plan, the Compensation Committee selects the executives and other key employees of the Company who will be participants and eligible to earn awards under the Executive Incentive Plan. At the beginning of each performance period, which generally will consist of one fiscal year, the Compensation Committee will establish the performance goals for each participant, the weighting of those performance goals and the awards payable to each participant based on the achievement of those performance goals. Each participant’s award opportunity will typically be expressed as a percentage or multiple of base salary earned during the applicable performance period. Participants will be eligible to receive an award under the Executive Incentive Plan only if and to the extent performance goals predetermined by the Compensation Committee are achieved. The Compensation Committee has the discretion to reduce or eliminate any award under the Executive Incentive Plan.

The performance goals may be based on corporate financial measures (including, but not limited to, revenues, operating income, pre-tax income, net income, gross profit, costs, cash position, cash flow, free cash flow, operating cash flow, EBITDA, any of the preceding measures as a percent of sales, earnings per share (before or after taxes), return on assets, return on equity, return on investment, return on sales, total stockholder return and change in stock price), other company and business unit financial objectives, operational efficiency measures, individual performance and other objectives tied to our success or such other criteria, qualitative or quantitative, as the Compensation Committee determines in its discretion and judgment. Performance goals and the weighting thereof may differ from participant to participant, from performance period to performance period and from award to award.

The Compensation Committee administers the Executive Incentive Plan. Subject to the terms of the Executive Incentive Plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Executive Incentive Plan. The Compensation Committee or the Board generally may amend or terminate the Executive Incentive Plan at any time and for any reason. In 2011, the Compensation Committee adopted a policy that provides the Compensation Committee with the discretion to review the impact of any acquisitions or dispositions with respect to our executive compensation program, as well as any other items of non-routine, non-recurring nature, and to exclude the impact of such items from the performance calculations under annual compensation program, such as under the Executive Incentive Plan.

2011 Incentive Plan Awards to Messrs. Hinton and Hutter. The Compensation Committee determined that the participants in the Executive Incentive Plan for 2011, or the 2011 Incentive Plan, were Sidney Hinton and Christopher T. Hutter, and selected the following three components as the performance goals:

•	our consolidated pre-tax earnings per share with certain adjustments relating to significant transactions, which we refer to as our adjusted pre-tax EPS,

•	our consolidated revenues, and

•	the individual performance of each participant.

The adjusted pre-tax EPS metric was computed by adjusting our consolidated pre-tax EPS for fiscal 2011 as determined on the basis of GAAP, which we refer to as our 2011 GAAP pre-tax EPS, by excluding the income from the gain on the sale of the WaterSecure business, and the loss on the discontinued PowerPackages business, and by adding an amount of net income equal to seven months of equity income from the WaterSecure business after its sale in 2011 at the same rate as the equity income we recorded from WaterSecure in the five months of 2011 prior to its sale, which we refer to as the WaterSecure lost income add-back. The Compensation Committee established these adjustments at the time it established the 2011 Incentive Plan in order to ensure that the awards and payouts under the 2011 Incentive Plan would be appropriate for us and consistent with incentivizing our operating performance by excluding the effects of certain significant, non-recurring events and neutralizing the impact of these events under the 2011 Incentive Plan.

The Compensation Committee concluded that adjusted pre-tax EPS and consolidated revenues metrics were, or were indicative of, key indicators of our performance and were, or were consistent with, the financial metrics most closely followed by our investors and by potential investors, and thus were the financial metrics most likely to drive an increase in stockholder value. The Compensation Committee utilized similar financial metrics in fiscal 2010 and believed such metrics continued to be appropriate and were consistent with stockholder interests and feedback on our 2010 executive compensation program, including the overwhelming stockholder vote for our named executive officer compensation at the 2011 annual meeting of stockholders. The Compensation Committee also concluded that, as in 2010, a portion of the bonus opportunities to Messrs. Hinton and Hutter for 2011 should be tied to individual performance to emphasize the need for strong leadership in establishing the foundation for the future growth of our evolving company and to mitigate potential risks that could emerge from excessive focus on short-term financial results.

The Compensation Committee established threshold, target and maximum performance levels for the adjusted pre-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, created the following potential cash awards payable, expressed as a percentage of base salary, under the 2011 incentive plan for Messrs. Hinton and Hutter upon the achievement of the following performance levels:

	Potential 2011 Incentive Plan Payouts As a Percentage of Base Salary
Name	Threshold	Target	Maximum
Sidney Hinton	50%	100%	200%
Christopher T. Hutter	25%	50%	75%

After reviewing our business plan and strategy and internally projected financial results and goals, and also after consideration of investor expectations, the Compensation Committee established the following threshold, target and maximum performance levels for the adjusted pre-tax EPS and revenues goals and the following weighting for each performance goal under the 2011 incentive plan:

	2011 Incentive Plan Performance Levels
Performance Goal	Threshold	Target	Maximum	Weighting
Adjusted Pre-Tax EPS	$0.10	$0.25	$0.45	50%
Revenues	$105 Million	$120 Million	$130 Million	25%
Individual Performance	Discretionary	Discretionary	Discretionary	25%

The Compensation Committee, in establishing these goals, believed that achievement of these performance levels would drive solid growth and performance in 2011. The Compensation Committee believed that the target levels represented achievable financial results with stretch performance and that the maximum levels would require very high levels of performance believed to be possible but would represent superior performance beyond expectations with a low probability of being achieved.

For fiscal 2011, our adjusted pre-tax EPS was $0.20, which exceeded the threshold goal but was less than the target goal, resulting in a less than target level payout to Messrs. Hinton and Hutter with respect to this financial metric. As provided in the Executive Incentive Plan, the bonus payout amounts for the adjusted pre-tax EPS metric were established by interpolation on a straight-line basis. This adjusted pre-tax EPS was computed by making the adjustments to our 2011 GAAP pre-tax EPS described above, as set forth in the following table:

Item	2011 Actual Results, on a Per Share Basis
GAAP pre-tax EPS	$1.08
Less: Gain on sale of WaterSecure	$(1.14)
Plus: Loss on PowerPackages add-back	$0.13
Plus: WaterSecure lost income add-back	$0.13

Adjusted pre-tax EPS	$0.20

In addition, in fiscal 2011 our consolidated revenues were $130.0 million, a company record and a 35% increase over fiscal 2010 revenues, thus achieving the maximum goal. As a result, Messrs. Hinton and Hutter received the maximum payout with respect to this financial metric.

In its discretionary subjective assessment of the officers’ individual performance in 2011, the Compensation Committee concluded that the individual performance of each of Messrs. Hinton and Hutter exceeded his respective target level but was less than the maximum level. The key specific qualitative factors considered by the Compensation Committee in evaluating their individual performances are discussed above under “—Compensation Discussion and Analysis—Components of Executive Compensation—General Executive Compensation Performance Factors.” The Compensation Committee also takes into account the overall economic and operating environment in which we conduct our business when considering these factors. However, the Compensation Committee made this subjective evaluation of individual performance without using specific targets, weightings or formulas in making its determination of the level of the individual performance of Messrs. Hinton and Hutter.

After reviewing our financial performance and results for fiscal 2011 and evaluating the individual performances of Messrs. Hinton and Hutter, the Compensation Committee approved the following cash payouts under the 2011 Incentive Plan:

	Actual 2011 Incentive Plan Payouts
Name	Adjusted Pre-Tax EPS	Revenues	Individual Performance	Total Payout	Total Payout as a Percentage of Base Salary
Sidney Hinton	$229,167	$275,000	$171,875	$676,042	122.9%
Christopher T. Hutter	$65,000	$58,500	$53,675	$177,125	56.8%

2011 Discretionary Bonus Award to Mr. Zuiderveen. For 2011, the Compensation Committee established a target bonus for Mr. Zuiderveen, outside of the 2011 Incentive Plan, equal to 35% of his base salary, to be awarded on the basis of the Compensation Committee’s discretionary, qualitative judgment of Mr. Zuiderveen’s individual performance and contribution to corporate performance in 2011, taking into account our overall performance in 2011. The Compensation Committee awarded Mr. Zuiderveen a bonus of $45,000 for his performance in fiscal 2011, based on his excellent performance and in light of our overall corporate performance. In addition, in June 2011, the Compensation Committee awarded Mr. Zuiderveen a discretionary bonus in the amount of $100,000 for his outstanding performance in connection with the sale of the WaterSecure business. The Compensation Committee, in granting that bonus, considered that the value, timing and execution of the sale were very important and positive for our company and our stockholders and that Mr. Zuiderveen’s performance played a critical role in the consummation of that sale. In awarding the fiscal 2011 bonus to Mr. Zuiderveen, the Compensation Committee considered Mr. Zuiderveen’s performance for fiscal 2011 as a whole, other than his performance with respect to the sale of WaterSecure.

The key specific qualitative factors considered by the Compensation Committee in evaluating Mr. Zuiderveen’s individual performance and contribution to corporate performance in awarding him a $45,000 bonus for fiscal 2011 are discussed above under “—Compensation Discussion and Analysis—Components of Executive Compensation—General Executive Compensation Performance Factors.” However, the Compensation Committee made this subjective evaluation of individual performance without using specific targets, weightings or formulas in making its determination of the level of individual performance of Mr. Zuiderveen.

2012 Annual Incentive Arrangements. In April 2012, the Compensation Committee determined that the participants in the Executive Incentive Plan for 2012, referred to as the 2012 Incentive Plan, will again be Messrs. Hinton and Hutter, and has again selected our consolidated pre-tax EPS, our consolidated revenues, and the individual performance of Messrs. Hinton and Hutter as the performance goals.

The Compensation Committee also established threshold, target and maximum performance levels for the pre-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, create the following potential cash awards payable, expressed as a percentage of base salary, under the 2012 Incentive Plan for Messrs. Hinton and Hutter upon the achievement of the following performance levels:

	Potential 2012 Incentive Plan Payouts As a Percentage of Base Salary
Name	Threshold	Target	Maximum
Sidney Hinton	50%	100%	200%
Christopher T. Hutter	25%	50%	75%

In April 2012, the Compensation Committee also determined that the fiscal 2012 bonus for Mr. Zuiderveen, which will be outside of the 2012 Incentive Plan, will again be awarded on the basis of the Compensation Committee’s qualitative judgment of Mr. Zuiderveen’s individual performance and contribution to corporate performance in 2012, taking into account our overall performance in 2012 but without being based upon any specific quantitative financial goals, targets or metrics. The Compensation Committee established a target bonus for Mr. Zuiderveen for 2012 of 35% of his base salary.

Long-Term Incentive Compensation

Background. Our long-term incentives are designed and intended to align the interests of our named executive officers with those of our stockholders by linking the executive’s incentive with the creation of stockholder value, to provide an opportunity for increased equity ownership by our executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of restricted stock and stock options and the market price of our common stock, we believe that the practice of granting awards of restricted stock and stock options provides the Compensation Committee with an excellent tool for motivating our named executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our equity grant program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for restricted stock and stock options.

The number of shares of common stock that we award in each grant of stock options or restricted stock is subjectively determined by the Compensation Committee primarily based on the named executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us and current stock ownership, the individual’s potential for increased responsibility and promotion and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of shares of common stock and the number of stock options already held by the named executive officer in order to maintain an appropriate level of equity incentive for that individual. While the Compensation Committee does not adhere to any specific guidelines as to the relative stock option holdings of our named executive officers, it typically considers the recommendation of our Chief Executive Officer and the advice of its independent compensation consultant.

Since June 2008, our equity grants have been made under our 2008 Stock Incentive Plan. Under the 2008 Stock Plan, the Compensation Committee has the authority to grant stock options, restricted stock, restricted stock units and various other forms of equity awards to employees, including our named executive officers. To date, all grants of equity awards made by the Compensation Committee have been in the form of either stock options or restricted stock, the vesting of which can be tied either to service time or to performance conditions established by the Compensation Committee. Before 2007, virtually all equity grants to our executives and to our employees were in the form of stock options that vested entirely on the basis of service time. In 2007, the Compensation Committee made equity grants to our named executive officers in the form of restricted stock awards with approximately equal allocations of vesting based on service time and on performance conditions. In 2008, the Compensation Committee made equity grants to Messrs. Hutter and Zuiderveen in the form of stock option awards. While the Compensation Committee made no equity grants to the named executive officers in 2009 or 2010, in 2009 the Compensation Committee modified the terms of their prior restricted stock grants, as discussed below under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Compensation—2007 Restricted Stock Grants.”

In the future, the Compensation Committee intends to review and consider the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, and expects to grant awards of restricted stock as well as stock options to the named executive officers, as well as potentially other equity-based forms of compensation, consistent with our executive compensation program and the factors discussed in this analysis. However, the Compensation Committee does not currently have any policy or guidelines on the type or amount of equity incentives to grant or on the allocation between restricted stock and stock options.

2007 Restricted Stock Grants. In August 2007, in connection with the negotiation of new or amended employment agreements with our executive officers, we made awards of restricted stock under our 1998 Stock Plan to Messrs. Hinton, Hutter and Zuiderveen. We awarded 600,000 shares of restricted stock to Mr. Hinton, intended to cover stock-based awards to him through the five year vesting period of that award. In December 2007, we awarded 25,000 shares of restricted stock to Mr. Hutter and 20,000 shares of restricted stock to Mr. Zuiderveen. Each of these restricted stock awards contained vesting schedules based upon a combination of service and performance goals, with the service shares, equal to one-half of the restricted stock awarded to each executive officer, vesting five years after the grant date provided the executive officer remains employed with us through such date, subject to acceleration of vesting upon our change in control or termination of the officer’s employment by us without cause, and the performance shares vesting based upon the achievement of certain performance goals relating to our financial performance over subsequent years.

The vesting of the performance shares for Mr. Hinton was scheduled over five equal annual installments based on prescribed vesting conditions based upon certain performance goals for each fiscal year, commencing after the end of fiscal 2007 based on our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance. The vesting of the performance shares for Messrs. Hutter and Zuiderveen also was scheduled over five equal installments based on the same vesting conditions, with the first installment vesting on the grant date and the remainder of the installments vesting after the end of fiscal 2008 based on our fiscal 2008 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance.

The performance goal for each fiscal year, which was originally established in 2007 based upon our performance at that time, was amended in December 2009 in light of the extraordinary and unique economic conditions that we were then facing, to modify the vesting conditions of the performance goals for the performance shares to be awarded based on our performance in fiscal years 2009 through 2011. These amendments did not change the cliff vesting condition for the service shares, which will vest five years after the original 2007 grant dates subject to continued employment service by the executives. The Compensation Committee determined that the original performance goals for these performance shares, which were established in 2007 prior to the economic and financial crisis that was outside the control of those executives and has adversely affected our financial results since 2009, were no longer appropriate or consistent with our compensation goals and philosophy. In addition, the Compensation Committee did not intend to issue any new equity awards to Mr. Hinton through the remainder of the vesting period. As modified, the performance shares related to fiscal 2009 automatically vested in March 2010, and the vesting goals for the performance shares related to each of fiscal 2010 and fiscal 2011 were modified so that such performance shares would vest only if our consolidated net income for each such year was 10% higher than our actual consolidated net income the prior year. The Compensation Committee believed that these amendments to the 2007 restricted stock awards were necessary and appropriate, setting the performance metric for the vesting of these performance shares, in light of the economic and business conditions then prevailing, at a level of bottom line growth and improvement designed to accomplish the dual goals of restoring the intent of these awards in order to enhance the performance incentives of our named executive officers to drive our future business and financial success, which would serve to enhance the goal of increasing stockholder value.

The installment of performance shares tied to our fiscal 2011 performance vested in March 2012 because our fiscal 2011 financial performance exceeded the performance goal for fiscal 2011, which was that our consolidated net income for fiscal 2011 be more than 10% higher than our consolidated net income for fiscal 2010. Accordingly, for fiscal 2011, for the final tranche of performance shares, a total of 60,000 performance shares vested for Mr. Hinton, a total of 2,500 performance shares vested for Mr. Hutter and a total of 2,000 performance shares vested for Mr. Zuiderveen. As a result, no performance shares remain unvested or outstanding under the 2007 restricted stock grant to our executive officers. However, during fiscal 2012, assuming the continued employment of our executive officers, the remaining cliff-vesting restricted shares will vest in the following amounts: 300,000 restricted shares will vest for Mr. Hinton in August 2012, 12,500 restricted shares will vest for Mr. Huttter in December 2012 and 10,000 restricted shares will vest for Mr. Zuiderveen in December 2012. After 2012, absent new grants by the Compensation Committee, no restricted stock awards will be unvested and outstanding to our executive officers.

2011 Stock Option Grant. In March 2011, the Compensation Committee, upon the recommendation of the Chief Executive Officer, granted options to purchase 10,000 shares of common stock to Mr. Hutter, with a five year vesting schedule. The purpose of the award was to further align Mr. Hutter’s interests with those of long-term stockholders, as well as to provide additional incentives to Mr. Hutter for superior performance that enhances our financial success.

Equity Grants Policy. We have adopted a policy relating to grants of equity awards. The policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant. We do not time the grant of stock-based awards in coordination with or in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on equity grant dates. In addition, we do not award stock options or set the exercise price of stock options based on the price of the common stock on a date other than the grant date, and we do not determine the exercise price of stock option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date.

In general, under our equity grants policy, awards of stock options and restricted stock to executives, if made, are typically granted once a year, in March after we file our Annual Report on Form 10-K that includes our audited consolidated financial statements for the previous year. In addition, under this policy, except in special cases, we grant stock-based awards to other employees twice a year, at the same time in March as grants to executives are made, and also in November after we file our third quarter Quarterly Report on Form 10-Q. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Except for limited grants of stock awards discussed below, all grants of stock awards must be made at meetings of the Board of Directors or the Compensation Committee, which may be held in person or telephonically, but may not be made by written consent, and the grant date of the award is the date of the meeting. We recently commenced a practice of authorizing the Chief Executive Officer to grant a limited number of shares as awards under stock options or restricted stock to non-executive employees, provided that the exercise price of any stock option award will be the later of the grant date of the award by the Chief Executive Officer or the start date for a new hire.

Prohibition on Option Repricing. Our 2008 Stock Plan prohibits the repricing of stock options, directly or indirectly such as through cancellations and re-grants, without stockholder approval.

Perquisites and Other General Benefits

Our named executive officers, like our other employees, are eligible to participate in various employee benefit plans, including medical plans and life and disability insurance. In addition, we maintain a 401(k) plan for the benefit of all our employees, including our named executive officers, and we make matching contributions to such persons, which matching percentage is the same for our named executive officers as for all other employees under our 401(k) plan.

We also provide limited perquisites and personal benefits to our named executive officers that are not otherwise available to all of our employees, but only to the extent that we believe they are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Certain of these perquisites and personal benefits are provided and required by our executives’ employment agreements as the result of negotiations in connection therewith. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.

We provide our Chief Executive Officer and our Chief Financial Officer with either the use of a company automobile intended primarily for business use or a car allowance in lieu of such use. In addition, we pay for one country club membership for our Chief Executive Officer, as provided in his employment agreement, which the Compensation Committee approved because it believes a club membership can provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements or similar benefits to either our named executive officers or our other employees, other than the annuity arrangement for Mr. Hinton discussed below. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses. In addition, we provide a $5 million life insurance policy for the benefit of Mr. Hinton and a supplemental disability policy for the benefit of Mr. Hutter.

Under his employment agreement, Mr. Hinton is entitled to receive, after retirement, assuming his employment with us continues through August 15, 2012, monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided that Mr. Hinton may elect at least five years in advance to defer taking such payments at a later age (up to age 58), in which case the monthly amount will be equal to a higher amount (up to $2,000 per year of service subject to the same $20,000 per month cap). We purchased an annuity policy from a third party to assist us in satisfying our obligation to make such payments.

The incremental cost of providing perquisites to our named executive officers is set forth in a separate table that is included in a footnote to the column entitled “All Other Compensation” in the Summary Compensation Table.

Termination Benefits

Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers, the participation and matching contributions under our tax-qualified 401(k) plan, and the annuity payments for Mr. Hinton discussed above, our named executive officers do not receive any deferred compensation, pension benefit or other termination benefits from us. Information regarding these severance and change in control arrangements for the named executive officers is discussed below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

Employment Agreements, Change in Control Agreements and Severance Arrangements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers. These employment agreements include change in control agreements and provisions providing for compensation after the termination of employment, but we have not entered into separate change in control agreements with any of our executives. Other than as specified in this section, we have not entered into any other employment or change in control agreements with any other executive officers.

Each of these employment agreements provides for certain payments and other benefits if the named executive officer’s employment terminates under certain circumstances, including in the event of a “change in control.” The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for our named executive officers because they help to secure the continued employment and dedication of our named executive officers, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. In addition, the Compensation Committee believes these agreements will help assure us that we will have the continued dedication, undivided loyalty, objective advice and counsel and committed high level of performance from these named executive officers in the event of a proposed transaction, or the threat of a transaction, which could result in our change in control.

A summary and discussion of the employment agreements of the named executive officers is contained below under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

In addition, the 1998 Stock Plan and the 2008 Stock Plan generally provide for the acceleration of vesting of awards granted under the plans upon a change in control (as defined in the applicable plan). The provisions generally apply to all holders of awards under the plans. See “—Potential Payments Upon Termination or Change of Control” below for information regarding our payment obligations under our equity incentive plans to the named executive officers.”

Tax and Accounting Considerations

From time to time, we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our named executive officers.

Accounting for Stock-Based Compensation.

We account for stock-based compensation in accordance with the requirements of with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We also take into consideration FASB ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the three other most highly compensated named executive officers excluding the chief executive officer. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible. Our 2008 Stock Plan is designed so the grants of stock options and certain performance-based stock awards thereunder are tax-deductible. However, cash compensation, such as base salaries and cash bonuses and cash incentive compensation payments under the Executive Incentive Plan, and time-based stock awards are not qualified as performance-based compensation under Section 162(m) of the Code.

From time to time, certain compensation that the Compensation Committee may approve may not meet the requirements of Section 162(m) of the Code and, therefore, amounts in excess of $1 million paid under that plan may not be deductible by us. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.

Recovery of Incentive Compensation in the Event of Financial Restatement

We have adopted a compensation clawback, or recoupment, policy authorizing our Board of Directors or the Compensation Committee, in its discretion, to recover any bonus, incentive award or other compensation paid to any of our officers, including our named executive officers, if the financial results or operating metrics upon which such compensation was based were restated due to the gross negligence or intentional misconduct of the officer. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.

Stock Ownership Guidelines

We have always strongly encouraged our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders, and in general they have done so. In 2008, we adopted stock ownership guidelines that specify minimum stock ownership levels for our directors, executive officers and certain key employees. Our Board of Directors believes that ownership by such persons of a meaningful financial stake in our company serves to more closely align their interests with the interests of our stockholders and ensure their commitment to the creation of stockholder value.

The stock ownership guideline for our Chief Executive Officer is three times his base salary, meaning ownership of shares of our common stock with a value equal to three times his base salary. The stock ownership guideline for all our other executive officers and for employees who report directly to our Chief Executive Officer is one times base salary. The stock ownership guideline for our directors is three times their annual cash retainer. Our directors and executive officers have until the later of December 31, 2012 (December 31, 2014 for the other key employees subject to these guidelines) or five years after they become subject to these guidelines to achieve their applicable stock ownership requirements. Beginning in 2012, compliance with the guidelines will be tested as of the end of each year. Shares counted towards achievement of these stock ownership guidelines include shares owned outright, plus restricted shares subject to vesting based upon time or service-based conditions. Unvested stock options and restricted shares subject to performance-based vesting conditions will not count towards achievement of the guidelines. The value of shares owned will be determined by utilizing the closing sale price of our common stock on the date of determination.

Insider Trading Policy

We have adopted an insider trading policy, which among other things restricts hedging the economic risk of common stock ownership. Directors, officers and key employees subject to our insider trading policy are prohibited from engaging in hedging transactions and are discouraged from engaging in any other short-term transactions in our common stock. Such persons are also prohibited from holding our common stock in a margin account or pledging our shares to secure a loan, except in certain circumstances where the amount is insignificant and the arrangement has been approved in advance by our Board of Directors. In addition, our directors, executive officers and key employees subject to our insider trading policy are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee

John A. (Andy) Miller, Chairman

Anthony D. Pell

Kevin P. Collins

Thomas J. Madden III

Compensation Policies and Practices as Related to Risk Management

Our Compensation Committee has discussed and, with the assistance of Cook, evaluated the concept of risk as it relates to our compensation policies and practices for our executives and employees. As part of the evaluation process, the Compensation Committee engaged in a compensation risk assessment to identify policies or practices that inherently encourage risk-taking behaviors and determine whether such policies or practices are reasonably likely to have a material adverse effect on us. Based on such evaluation and assessment, the Compensation Committee has concluded that, when viewed as a whole, our compensation policies and practices do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on us. While our compensation program is based on a pay-for-performance philosophy with a significant amount of compensation at risk, a number of our compensation practices and policies are specifically designed to mitigate excessive risk-taking by our executives and other employees, including:

•	rigorous independent Compensation Committee oversight of executive compensation programs;

•

a reasonable base salary that provides sufficient steady income to allow our executives to meet their essential financial commitments with a stable amount of compensation not at risk and thus to focus their efforts on the achievement of not only short-term but also long-term performance and business, strategic and operating results;

•	an executive incentive plan designed to ensure our executives remain focused on financial performance metrics that drive long-term stockholder value, such as earnings per share and revenues;

•	bonus payouts that are not based solely upon corporate financial results but also based upon the achievement of individual performance objectives;

•	reasonable limits on incentive compensation payouts;

•	the use of equity awards that encourage long-term decision making;

•	a stock ownership policy that requires significant equity ownership, which encourages a focus on long-term value creation;

•	an insider trading policy that prohibits hedging in our securities;

•	an equity grants policy that restricts the timing and pricing of equity awards;

•

a balanced compensation program consisting of both cash and equity that includes short and long-term incentives as well as fixed and variable compensation and that is based on corporate and individual performance and financial and non-financial performance;

•	multiple year vesting periods in equity award grants;

•	a clawback or recoupment policy that allows the Compensation Committee to seek the return of compensation under certain circumstances if our financial statements are restated; and

•

a strict set of internal control over financial reporting designed to keep the calculation of financial measures from being susceptible to manipulation, including providing annual incentives to our Vice President of Financial Reporting, Controller and Principal Accounting Officer that are intentionally separate from the other named executive officers and not specifically tied to financial performance.

Summary Compensation Table

The following table sets forth information relating to the total compensation earned for services rendered to us in all capacities by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the only other person who was serving as an executive officer during fiscal 2011. We refer to these persons as our named executive officers.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Sidney Hinton President and Chief Executive Officer	2011 2010 2009	550,000 550,000 485,000	0 0 0	0 0 478,200	0 0 0	676,042 547,500 0	40,478 39,600 583,608	1,266,520 1,137,100 1,546,808

Christopher T. Hutter Executive Vice President and Chief Financial Officer	2011 2010 2009	312,000 312,000 300,000	0 0 0	0 0 19,925	23,485 0 0	177,125 147,000 0	34,714 33,781 31,108	547,324 492,781 351,033

Gary J. Zuiderveen Vice President of Financial Reporting, Controller and Principal Accounting Officer	2011 2010 2009	210,000 210,000 205,000	145,000 45,000 0	0 0 15,940	0 0 0	0 0 0	12,609 11,270 5,666	367,609 266,270 226,606

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee and paid to the named executive officers as indicated. These amounts do not include any bonus amounts for 2009 because payment of those bonus awards was waived in advance by the named executive officers.
(2)	No stock awards were granted to any named executive officer in 2009, 2010 or 2011. However, in 2009 the Compensation Committee amended the vesting goals relating to certain performance shares that had been granted to the named executive officers as part of a restricted stock grant in 2007 and that had vesting conditions tied to financial goals for fiscal 2009 through fiscal 2011. The amounts in this column for 2009 reflect the incremental fair value of the modified stock awards, computed in accordance with FASB ASC Topic 718, based on the closing sale price of our common stock on the date of modification and the probable outcome as of the date of modification of the relevant performance goals applicable to the performance shares modified. The amounts shown as the grant date fair value of the stock awards include only performance shares for which vesting was a probable outcome as of the grant date or the modification date. The maximum value of these modified stock awards in 2009, equal to the modification date fair value of all shares modified assuming all performance goals applicable to all performance shares that were awarded or modified would be met, were as follows: for Mr. Hinton, $1,434,600; for Mr. Hutter, $59,775; and for Mr. Zuiderveen, $47,820. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.
(3)	We granted awards of stock options to Mr. Hutter in 2011 but did not grant any awards of stock options to any named executive officers in 2009 or 2010 or to any other named executive officer in 2011. The amount in this column reflects the aggregate grant date fair value of the 2011 stock option award to Mr. Hutter computed in accordance with FASB ASC Topic 718. The grant date fair value of each stock option grant is computed based upon the assumptions included in note 13, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2011 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2012, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.
(4)	We adopted an Executive Incentive Plan in 2010. The amounts in this column for 2010 and 2011 reflect cash payouts to Messrs. Hinton and Hutter under the terms of our Executive Incentive Plan for each of those years, based on the achievement of defined financial goals and individual performance factors established for each. The amount in this column for Mr. Hinton in 2009 does not include the award Mr. Hinton earned for 2009 based upon a formula in his employment agreement as in effect prior to December 2009 because payment of that award was waived by Mr. Hinton.

(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2011 related to the following:

Name	401(k) Matching Contributions($)	Group Term Life Insurance Premiums($)		Long-Term Disability Insurance Premiums($)		Health Insurance Premiums($)	Perquisites($)
Sidney Hinton	7,350	6,545	(a)	5,552	(a)	12,015	9,016
Christopher T. Hutter	7,350	910		2,439	(b)	12,015	12,000	(c)
Gary J. Zuiderveen	7,350	910		285		4,064	0

(a)	For Mr. Hinton, the amount listed under Group Term Life Insurance Premiums includes the premium we paid for an additional life insurance policy for his benefit, and the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid for a separate long-term disability insurance policy for his benefit, both as provided in his employment agreement.
(b)	For Mr. Hutter, the amount listed under Long-Term Disability Insurance Premiums includes the premium we paid on a separate long-term disability insurance policy for his benefit.
(c)	The sole perquisite for Mr. Hutter is a monthly car allowance.

Grants of Plan-Based Awards in Fiscal 2011

The following table sets forth information regarding plan-based awards granted to our named executive officers in fiscal 2011:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Sidney Hinton	4/19/11	275,000	550,000	1,100,000	—	—	—

Christopher T. Hutter	3/15/11	—	—	—	10,000	6.21	23,485
	4/19/11	78,000	156,000	234,000	—	—	—

Gary J. Zuiderveen	—	—	—	—	—	—	—

(1)	The Estimated Future Payouts Under Non-Equity Incentive Plan Awards shown were the 2011 award opportunities under the 2011 Incentive Plan, which were established by the Compensation Committee and expressed as a percentage of base salary. The amounts shown represent the potential payouts of performance incentive awards that could have been made under the 2011 Incentive Plan for Messrs. Hinton and Hutter. The amounts under the Threshold, Target and Maximum columns reflect the potential bonus payouts if all threshold, target or maximum performance levels, respectively, established for Messrs. Hinton and Hutter had been met under the 2011 Incentive Plan. No payouts would have been made under the 2011 Incentive Plan if none of the threshold levels of performance had been met. The actual amounts of the payouts to Messrs. Hinton and Hutter under the 2011 Incentive Plan are shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)	Reflects the date on which the Compensation Committee granted final approval of the 2011 Incentive Plan financial metrics, performance goals and payout levels. Mr. Zuiderveen did not receive any plan-based awards in fiscal 2011.
(3)	Represents the number of shares of common stock underlying the stock options awarded to Mr. Hutter. These options have a ten year term and vest in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant.
(4)	The exercise price of these stock options is equal to the fair market value of our common stock on the date of grant, based on the last sale price of our common stock on such date as reported on The NASDAQ Global Select Market.
(5)	The amount in this column reflects the full grant date fair value of the stock option award to Mr. Hutter, computed in accordance with FASB ASC Topic 718, using the assumptions included in note 13, “Share-Based Compensation,” to our audited consolidated financial statements for fiscal 2011 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2012, excluding the impact of estimated forfeitures related to service-based vesting conditions. The amount shown does not necessarily correspond to the actual value that will be realized with respect to such award.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards, consisting of unexercised stock options and unvested restricted stock, held by our named executive officers as of December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(4)
Sidney Hinton	25,000 25,000 —	— — —	4.22 6.65 —	9/26/15 12/05/15 —	— — 300,000	— — 1,485,000	— — 60,000	— — 297,000

Christopher T. Hutter	7,500 — —	5,000 10,000 —	3.56 6.21 —	12/03/18 3/15/21 —	— — 12,500	— — 61,875	— — 2,500	— — 12,375

Gary J. Zuiderveen	25,000 10,000 4,500 —	— — 3,000 —	3.06 6.65 3.56 —	2/04/15 12/05/15 12/03/18 —	— — — 10,000	— — — 49,500	— — — 2,000	— — — 9,900

(1)	These unexercisable options, which are options that had been granted but had not vested as of December 31, 2011, vest in five equal annual installments of 20% of such shares, commencing on the first anniversary of the date of grant.
(2)	The right to exercise these stock options terminates the earlier of the Option Expiration Date listed in this column, 90 days after the termination of their service to us including service as an employee, director or consultant or one year after the date of their death or permanent disability.
(3)	Represents the number of shares of restricted stock awarded to each named executive officer with vesting based on service that had not vested as of December 31, 2011. These service shares vest five years after the date of grant (on August 15, 2012 for Mr. Hinton, and on December 10, 2012 for Messrs. Hutter and Zuiderveen), or earlier upon death, disability or a change in control.
(4)	The amounts in this column were computed by multiplying the number of shares of restricted stock that had not vested as of December 31, 2011, as reflected in the prior column, by the fair market value of those shares as of such date, based upon $4.95, the closing sale price of our common stock on such date, as reported on The NASDAQ Global Select Market.
(5)	Represents the number of shares of restricted stock awarded to each named executive officer with vesting based on certain performance metrics that had not vested as of December 31, 2011. Subsequent thereto, these performance shares vested in March 2012 because the applicable performance goal, an increase in our consolidated net income in fiscal 2011 of 10% over our consolidated net income in fiscal 2010, was achieved. For Mr. Hinton, the performance shares were granted in 2007 with a vesting schedule of five equal annual installments, commencing after the end of fiscal 2007 based upon our fiscal 2007 performance and continuing until after the end of fiscal 2011 based upon our fiscal 2011 performance, each annual installment based upon us achieving the performance goal for such fiscal year. For Messrs. Hutter and Zuiderveen, these performance shares were granted in 2007 with a vesting schedule of four equal annual installments, which vesting commenced after the end of fiscal 2008 based upon our fiscal 2008 performance and continued until after the end of fiscal 2011 based upon our fiscal 2011 performance.

Option Exercises and Stock Vested in Fiscal 2011

The following table sets forth information regarding the exercise of stock options by, and the vesting of restricted stock held by, the named executive officers in 2011.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Sidney Hinton	125,000	681,250	60,000	486,600

Christopher T. Hutter	—	—	2,500	20,275

Gary J. Zuiderveen	—	—	2,000	16,220

(1)	The amounts in these columns reflect shares of restricted stock subject to performance-based vesting conditions that vested during 2011 under the terms of the restricted stock awards. These performance shares, which were granted in 2007, vested in March 2011 due to the achievement of the performance goal for fiscal 2010. The material terms of these restricted stock awards, including their vesting conditions, are described above under “—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation.” Does not reflect performance shares that were withheld for tax withholding purposes at the election of Mr. Hinton (19,470 shares). Also does not reflect performance shares that vested in March 2012 due to the achievement of the performance goal for fiscal 2011.
(2)	Based upon the difference between the fair market value of our common stock on the date these shares were exercised, which was equal to the closing sale price of our common stock on such date as reported on The NASDAQ Global Select Market, and the applicable exercise price of the stock option.
(3)	Based upon the fair market value of our common stock on the date these shares of restricted stock vested, which was equal to the closing sale price of our common stock on such date as reported on The NASDAQ Global Select Market.

Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees, except for the annuity arrangement in Mr. Hinton’s employment agreement described below. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. We contribute to each participant in our 401(k) plan a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $7,350. All of our named executive officers participated in our 401(k) plan during fiscal 2011.

Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements

Sidney Hinton. On August 15, 2007, we entered into an employment and non-competition agreement with Sidney Hinton as our President and Chief Executive Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying the substantive provisions of Mr. Hinton’s base salary, bonus plans, equity awards or term of employment. On December 17, 2009, we amended and restated Mr. Hinton’s employment agreement in order to extend the term of Mr. Hinton’s employment and to modify certain other terms and conditions of his employment and compensation thereunder. The key terms of Mr. Hinton’s employment agreement, as currently amended, are as follows:

•

The term of Mr. Hinton’s employment will continue until December 31, 2015, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hinton gives 90 days prior written notice of termination.

•	Mr. Hinton’s base salary is currently set at $595,000 per year, and is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee).

•

Mr. Hinton’s prior annual bonus arrangement, which was based on the adjusted cash flow from operations of our PowerSecure subsidiary, has been eliminated and replaced with an annual incentive plan based on such factors, metrics and terms as the Compensation Committee establishes each year, with an annual bonus target equal to no less than Mr. Hinton’s annual base salary at the time.

•	Mr. Hinton was granted 600,000 shares of restricted stock in August 2007, pursuant to a restricted stock agreement, that vest as follows:

•	A total of 300,000 shares will “cliff vest” in their entirety on August 15, 2012, five years after the grant date, provided Mr. Hinton remains employed with us on such date.

•

The other 300,000 shares, the performance shares, had a vesting schedule over five equal annual installments that commenced after the end of fiscal 2007, based on us achieving a performance target each year relating to our income. All 300,000 performance shares have vested because the performance goal for each year was achieved.

•	We have purchased a $5 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•

Mr. Hinton is entitled to either the use of a company vehicle or the receipt of a vehicle allowance, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•

Mr. Hinton is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•

Mr. Hinton is prohibited from competing with our business for a period of three years after the termination of his employment by us without cause or by Mr. Hinton for good reason or without the employment term being renewed. The employment agreement also contains certain restrictions on Mr. Hinton’s disclosure of our confidential information and his use of our inventions and other intellectual property.

•

After his retirement, assuming his employment with us continues through August 8, 2012, Mr. Hinton will receive monthly annuity payments equal to $1,500 per year of service to us from 2000 through the date of termination, capped at $20,000 per month, beginning at age 53, provided Mr. Hinton may elect upon five years notice to not begin taking annuity payments until a later age (up to age 58), in which case such monthly annuity payments will be equal to an amount up to $2,000 per year of service, still capped at $20,000 per month. We have purchased an annuity policy from an insurance company to help us satisfy our obligation to make these payments.

Christopher T. Hutter. On December 10, 2007, we entered into an employment and non-competition agreement with Christopher T. Hutter as our Chief Financial Officer, which was amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying Mr. Hutter’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Hutter’s employment agreement, as currently amended, are as follows:

•

The term of Mr. Hutter’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Hutter gives 90 days prior written notice of termination.

•	Mr. Hutter’s base salary is currently set at $325,000 per year, and is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee).

•

Mr. Hutter is eligible to receive a bonus in a target amount of at least 35% of his base salary, as from time to time in effect, based upon the achievement of such performance goals as are established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Hutter was granted 25,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:

•	2,500 restricted shares vested on the date of grant.

•	An additional 12,500 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Hutter remains employed with us on such date.

•

The remaining 10,000 shares, performance shares, had a vesting schedule over four equal annual installments that commenced after the end of fiscal 2008, based on us achieving a performance target each year relating to our income, which was the same performance target established for Mr. Hinton’s performance shares for those years. All 10,000 performance shares have vested because the performance goal for each year was achieved.

•

Mr. Hutter is entitled to either the use of a company vehicle or the receipt of a vehicle allowance and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•

Mr. Hutter is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•

Mr. Hutter is prohibited from competing with our business for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. Mr. Hutter’s employment agreement also contains certain restrictions on Mr. Hutter’s disclosure of confidential information and his use of our inventions and other intellectual property.

Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, as our Principal Accounting Officer and Controller, which was amended on December 10, 2007 in connection with his appointment as our Vice President of Financial Reporting, and which was further amended on December 31, 2008 for the sole purpose of complying with the provisions of Internal Revenue Code Section 409A without modifying Mr. Zuiderveen’s base salary, bonus plans, equity awards or term of employment. The key terms of Mr. Zuiderveen’s employment agreement, as currently amended, are as follows:

•

The term of Mr. Zuiderveen’s employment will continue until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either we or Mr. Zuiderveen gives 30 days prior written notice of termination.

•	Mr. Zuiderveen’s base salary is currently set at $215,000 per year, and is subject to annual upward adjustments at the discretion of the Board of Directors (through the Compensation Committee).

•

Mr. Zuiderveen shall be eligible to receive a bonus in a target amount of at least 25% of his base salary, as from time to time in effect, based upon the achievement of such performance goals as are established annually by the Compensation Committee based in part upon the recommendation of our Chief Executive Officer.

•	Mr. Zuiderveen was granted 20,000 shares of restricted stock in December 2007, pursuant to a restricted stock agreement, that vest as follows:

•	2,000 restricted shares vested on the date of grant.

•	An additional 10,000 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Mr. Zuiderveen remains employed with us on such date.

•

The remaining 8,000 shares, performance shares, had a vesting schedule over four equal annual installments that commenced after the end of fiscal 2008, based on us achieving a performance target each year relating to our income, which are the same performance targets set for Mr. Hinton’s performance shares for those years. All 8,000 performance shares have vested because the performance goal for each year was achieved.

•

Mr. Zuiderveen is entitled to receive certain payments and benefits upon the termination of his employment under different circumstances, including, but not limited to, a change in control, as discussed below under “—Potential Payments Upon Termination or Change in Control.”

•

Mr. Zuiderveen is prohibited from competing with our business for a period of two years after the termination of his employment. Mr. Zuiderveen’s employment agreement also contains certain restrictions on Mr. Zuiderveen’s disclosure of confidential information and his use of our inventions and other intellectual property.

Potential Payments Upon Termination or Change in Control

The information below discusses the compensation payable to each of the named executive officers employed with us on December 31, 2011, in the event of the termination of such executive’s employment under different circumstances, such as involuntary termination without cause, voluntary termination with good reason, involuntary termination with cause, voluntary termination without good reason, termination upon or following a change in control, termination upon the expiration of the employment term without renewal, death and disability. We have entered into employment agreements with all of our named executive officers. These employment agreements provide for certain severance arrangements upon the termination of employment, including following a change in control. Under these severance arrangements, the severance is payable upon or after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for “good reason” (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as such terms are defined in the named executive officer’s respective employment agreements.

Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under “—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of us or of our PowerSecure subsidiary. However, if Mr. Hinton is deemed to be a “specified employee” for Section 409A purposes at the time of the termination of his employment, then no severance amounts will be payable to him until six months and one day after the date of the termination, with catch-up payments after that period.

In the event of the termination of Mr. Hinton’s employment by us without “cause” or by Mr. Hinton with “good reason” (as those terms are defined in his employment agreement), then Mr. Hinton would be entitled to the following:

•

a severance amount equal to three times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (A) the average annual bonus awarded to him for the prior three fiscal years, or (B) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which bonus component, in either case, will be will be no less than one time and no greater than two times the base salary amount in (i)), payable pro rata over the 36 months after the date of termination;

•

the vesting of (i) the entire time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination;

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years; and

•

the vesting of his right to receive monthly annuity payments, commencing at or after age 53 (but, if Mr. Hinton terminates his employment with good reason, only if the termination of employment occurs after August 8, 2012).

In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause or by Mr. Hinton for good reason, within three years after a change in control of either us or our PowerSecure subsidiary, then Mr. Hinton would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.

In the event of the termination of Mr. Hinton’s employment upon his death or by us for cause or by Mr. Hinton voluntarily without good reason, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hinton’s death his beneficiaries would receive the benefits of a $5 million life insurance policy and all restricted shares (regardless of whether vesting is time-based or performance-based) held by him at that time would automatically vest.

In the event of the termination of Mr. Hinton’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:

•

one-third of the full severance amount (in other words, one times the sum of his last base salary and his average bonus over the prior three years), payable over the 12 months following the date of termination, if the termination is due to permanent disability or expiration of the employment agreement, and payable over the 36 months following the date of termination, if due to voluntary termination by Mr. Hinton without good reason;

•	the vesting of his right to receive monthly annuity payments, commencing at or after age 53, but only if the termination of employment occurs after August 8, 2012;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•

in the event of disability, the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of three years.

Christopher T. Hutter. Under Mr. Hutter’s employment agreement, which is described above under “—Employment Agreements—Christopher T. Hutter,” Mr. Hutter will receive certain compensation upon the termination of his employment, including upon or after a change in control.

In the event of the termination of Mr. Hutter’s employment by us without “cause” (as such term is defined in his employment agreement), then Mr. Hutter would be entitled to the following:

•	a severance amount equal to two times his highest base salary in effect during his employment term, payable over the 24 months after the date of termination;

•

a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year (which separation bonus will be no greater than the severance amount), payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•

the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination; and

•	the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years.

In the event of the termination of Mr. Hutter’s employment, either by us or our successor without cause or by Mr. Hutter for any reason, within three years after a change in control, then Mr. Hutter would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.

In the event of the termination of Mr. Hutter’s employment upon his death, by us for cause or by Mr. Hutter voluntarily, then Mr. Hutter would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, although in the event of Mr. Hutter’s death on or after July 1 of any year his beneficiaries would receive a prorated portion of any bonus, a “stub bonus,” that would have been earned by him during that year (but for his death) based on the bonus criteria for that year established by the Board of Directors, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) held by him would automatically vest.

In the event of the termination of Mr. Hutter’s employment due to his permanent disability or upon the expiration without renewal of his employment agreement, then Mr. Hutter would be entitled to receive the following:

•	one-half of the full severance amount, payable over the 12 months following the date of termination;

•	one-half the full separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year;

•	any stub bonus, if the termination of employment occurs on or after July 1 of any year;

•	in the event of disability, all restricted shares (regardless of whether vesting is time-based or performance based) held by him at that time would automatically vest; and

•

the continuation of all life, disability, medical and other insurance plans and benefits in which he and his family participated prior to such termination for a period of two years, in the event of disability, or one year, in the event of the expiration of his employment agreement.

Gary J. Zuiderveen. Under Mr. Zuiderveen’s employment agreement, which is described above under “—Employment Agreements—Gary J. Zuiderveen,” Mr. Zuiderveen will receive certain compensation upon the termination of his employment, including upon or after a change in control.

In the event of the termination of Mr. Zuiderveen’s employment by us without “cause” (as defined in his employment agreement), then Mr. Zuiderveen would be entitled to the following:

•	a severance amount equal to two times his base salary in effect upon the termination of his employment, payable over the 24 months after the date of termination;

•

a separation bonus equal to two times the greater of (i) the average annual bonus awarded to him for the prior three fiscal years, or (ii) the average of the annual bonus awarded to him for the prior two fiscal years and of the bonus that would have been awarded to him for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year, payable pro rata from the date of termination of employment through March 14 of the following calendar year; and

•

the vesting of (i) all of the time-based portion of his restricted stock award, and (ii) any performance shares that would have been earned assuming the performance goal is met in the year of termination.

In the event of the termination of Mr. Zuiderveen’s employment, either by us or our successor without cause or by Mr. Zuiderveen for good reason, within three years after a change in control, then Mr. Zuiderveen would be entitled to receive the same compensation as he would receive if his employment is terminated by us without cause, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) and all unvested stock options held by him at the time of termination would automatically vest and become fully exercisable.

In the event of the termination of Mr. Zuiderveen’s employment upon his death or permanent disability, by us for cause or by Mr. Zuiderveen voluntarily, then Mr. Zuiderveen would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination, and in addition all unvested restricted shares (regardless of whether vesting is time-based or performance-based) held by him would automatically vest.

In the event of the termination of Mr. Zuiderveen’s employment upon the expiration without renewal of his employment agreement, then Mr. Zuiderveen would be entitled to receive the severance amount, payable over the 24 months following the date of termination, and the separation bonus, payable pro rata from the date of termination of employment through March 14 of the following calendar year.

Potential Payments Upon Termination of Employment Table. The information below shows the potential amount of compensation that would be payable to each of the named executive officers employed with us on December 31, 2011, in the event of the termination of such executive’s employment under the circumstances listed in the table. The amounts of compensation payable upon termination are estimates only and assume that such termination was effective as of December 31, 2011 and that all amounts earned through such time had been fully paid. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us.

Potential Payments Upon Termination of Employment Table

Name	Severance Amount and Separation Bonus ($)	Continuation of Employee Benefits (1) ($)	Acceleration of Restricted Stock Award (2) ($)	Acceleration of Stock Options (3) ($)	Other (4) ($)	Total Termination Benefits ($)
Sidney Hinton
• Change in Control (5)	3,301,843	72,337	1,782,000	0	2,376,000	7,532,180
• Involuntary without Cause	3,301,843	72,337	1,485,000	0	2,376,000	7,235,180
• Voluntary with Good Reason	3,301,843	72,337	1,485,000	0	0	4,859,180
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	1,782,000	0	0	1,782,000
• Disability	1,100,614	72,337	1,782,000	0	0	2,954,951
• Expiration of Term (7)	1,100,614	0	0	0	0	1,100,614

Christopher T. Hutter
• Change in Control (5)	890,083	30,728	74,250	6,950	0	1,002,011
• Involuntary without Cause	890,083	30,728	61,875	0	0	982,686
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	74,250	0	0	74,250
• Disability	445,042	30,728	74,250	0	0	550,020
• Expiration of Term (7)	445,042	15,364	0	0	0	460,406

Gary J. Zuiderveen
• Change in Control (5)	571,267	10,518	59,400	4,170	0	645,355
• Involuntary without Cause	571,267	0	49,500	0	0	620,767
• Voluntary with Good Reason	0	0	0	0	0	0
• Involuntary with Cause	0	0	0	0	0	0
• Voluntary without Good Reason	0	0	0	0	0	0
• Death (6)	0	0	59,400	0	0	59,400
• Disability	0	0	59,400	0	0	59,400
• Expiration of Term (7)	571,267	0	0	0	0	571,267

(1)	Based upon 2011 rates without giving any effect to rate and price increases.
(2)	Reflects the aggregate value of the shares of restricted stock that were unvested as of December 31, 2011 that would vest upon the occurrence of the respective event of termination (“accelerated restricted shares”), which aggregate value was calculated by multiplying (i) the fair market value of our common stock as of December 31, 2011, which was $4.95 per share based upon the closing sale price of our common stock on such date as reported on The NASDAQ Global Select Market, by (ii) the number of accelerated restricted shares. Although the performance goal for fiscal 2011 was achieved, since the confirmation of achievement was not until after December 31, 2011, for purposes of this table the fiscal 2011 performance shares are treated as unvested as of December 31, 2011.
(3)	Reflects the aggregate value of in-the-money stock options that were unvested as of December 31, 2011 that would vest upon the occurrence of the respective event of termination (“accelerated options”), which aggregate value was calculated by multiplying (i) the amount by which the fair market value of our common stock as of December 31, 2011, which was $4.95 per share based upon the closing sale price of our common stock on such date as reported on The NASDAQ Global Select Market, exceeded the applicable exercise price of such accelerated options, by (ii) the number of accelerated options.
(4)	For Mr. Hinton, this is the value (as of December 31, 2011) of the annuity that was purchased by us to assist us with the funding of our annuity obligations in certain events as specified in his employment agreement, although Mr. Hinton cannot commence receiving payments under these annuity obligations until he reaches age 53 (or later, if he so elects).
(5)	Assuming the termination of the named executive officer’s employment within three years thereafter either (i) by our successor without cause, or (ii) by the officer for good reason (for Messrs. Hinton and Zuiderveen) or for any reason (for Mr. Hutter), as discussed above under “—Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control—Employment Agreements.”
(6)	Does not include the proceeds of any life insurance policies funded by us and payable to the named executive officer’s beneficiaries upon death.
(7)	The expiration of the term of the employment agreements, for all the named executive officers, occurs after December 31, 2011, but for purposes of this table is assumed to occur on December 31, 2011.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting the compensation for our directors, we consider the significant amount of time that directors spend fulfilling their duties to us, on both our Board and on committees of the Board, as well as the skill-level required of members of the Board. The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full Board changes to the compensation of our directors. In addition, we have adopted stock ownership guidelines that require each non-employee director to own shares of our common stock with a market value of at least three times the annual retainer, commencing December 31, 2012. See “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Compensation Arrangements

Directors who are also officers or employees of us or any of our subsidiaries do not receive any additional compensation for serving on the Board of Directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the Board and its committees. Our directors who are not also officers or employees of us or any of our subsidiaries, which we refer to as non-employee directors, receive a combination of cash, derived from a Board retainer fee, committee chairmanships and committee attendance fees, and initial and annual grants of equity awards.

During fiscal 2011, each non-employee director received a monthly retainer of $3,000 for his service on the Board, plus a fee of $1,500 for each committee meeting attended. Only one fee for committee meeting attendance is paid per day regardless of how many committee meetings are attended that day. Our non-executive Chairman of the Board receives an annual fee of $15,000 for his service in that capacity, in addition to receiving the compensation paid to the other non-employee directors. The chairman of each committee receives an annual fee of $7,500, in addition to receiving compensation for attending meetings of such committee. We do not provide any life insurance, disability, health care coverage, retirement or pension plans or other benefits to our non-employee directors.

In addition, each non-employee director receives an annual award of shares of restricted stock with an aggregate fair market value, based on the closing sale price of our common stock on the date of grant, equal to $50,000, which award vests in four equal quarterly installments over the succeeding year. Previously, each person who was first elected or appointed as a non-employee director received an initial award of restricted shares with a fair market value equal to $100,000, based upon the average closing sale price of our common stock over the 12 months preceding the grant date, which award vested in three equal installments on the first, second and third anniversary of such grant. We recently terminated such initial director awards.

As of April 23, 2012, options to purchase 61,111 shares of common stock were outstanding to our current non-employee directors, at exercise prices ranging from $2.70 to $14.78 per share. See the Director Compensation Table below.

Director Compensation Table

The following table summarizes the total compensation we paid to our non-employee directors for fiscal 2011:

Director Compensation for Fiscal 2011

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Anthony D. Pell	91,500	50,000	141,500
Kevin P. Collins	76,500	50,000	126,500
John A. (Andy) Miller	76,500	50,000	126,500
Thomas J. Madden III	76,500	50,000	126,500

(1)	Sidney Hinton, who served as a director during fiscal 2011, is not included in this table because as our President and Chief Executive Officer during fiscal 2011 he received no separate or additional compensation for his service on the Board of Directors. The compensation received by Mr. Hinton as an executive officer during fiscal 2011 is shown in the Summary Compensation Table under “Executive Compensation.”
(2)	Includes all fees earned for services as a director, including the annual cash retainer for service on our Board, annual committee chair retainers, committee meeting attendance fees and, for Mr. Pell, the $15,000 annual fee for services as Chairman of the Board.
(3)	On June 13, 2011, each non-employee director was granted an annual director award of 7,386 shares of restricted common stock, vesting in four equal quarterly installments over the subsequent 12 months, and the grant date fair value of this award, as computed in accordance with FASB ASC Topic 718, was $6.77 per share, based upon the closing sale price of our common stock on the date of grant.
(4)	The following table shows the number of unvested shares of restricted stock outstanding, and the number of shares of common stock that could be acquired upon the exercise of outstanding options, held by the non-employee directors as of December 31, 2011:

Name (a)	Options Outstanding on December 31, 2011(b)	Unvested Shares of Restricted Stock Outstanding as of December 31, 2011(c)
Anthony D. Pell	17,500	3,692
Kevin P. Collins	28,611	3,692
John A. (Andy) Miller	15,000	3,692
Thomas J. Madden III	0	3,692

(a)	The outstanding options held by Mr. Hinton as of December 31, 2011 are shown in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation.”
(b)	All options were fully vested as of December 31, 2011.
(c)	Represents only shares of restricted stock that had not vested as of December 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written policy regarding the review and approval of related person transactions. Under this policy, our Audit Committee, all the members of which are independent directors, must review any material transaction in which we are a participant and any related person has a direct or indirect material interest. The Audit Committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons means our directors, officers, 5% stockholders, the immediate family members of any of the foregoing persons, and any firms, corporations, partnerships or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Jonathan Hinton, who is the son of Sidney Hinton, our President and Chief Executive Officer, was employed by our PowerSecure subsidiary as its Senior Vice President until he resigned in October 2008. Under the terms of his employment and non-competition agreement with us, Mr. J. Hinton was entitled to receive commissions based upon the gross margin of sales of projects, equipment and inventory generated by his primary sales efforts, which commissions are paid as we recognize revenues on the projects from the customers. He is entitled to continue to receive commissions based on projects generated by his sales efforts for which we record revenues and collect sales proceeds after his resignation.

In August 2009, we entered into a distributorship and non-competition arrangement with Mr. J. Hinton and Apex Controls, Inc., a company controlled by Mr. J. Hinton. Under this arrangement, we appointed Apex as our independent, non-exclusive distributor, primarily to sell and distribute our EfficientLights LED lighting solutions for refrigerated cases. In addition, this arrangement restricted Mr. J. Hinton and Apex from competing with our other businesses through October 1, 2015. We have the right of first refusal to purchase Apex upon the proposed sale of 50% or more of the assets or equity of Apex, on the same basis as the proposed purchaser. In consideration for Apex’s services and the covenants and obligations of Apex and Mr. J. Hinton, we agreed to pay Apex a commission, on an as-collected basis, for sales of our products and services generated by Apex, as well as $200,000 for entering into the distributorship and non-competition arrangement and additional payments of $200,000 in January 2010 and $100,000 annually from 2011 through 2015. The distributorship and non-competition arrangement will continue until October 1, 2015, although it may be terminated earlier upon an unremedied breach or default or upon other adverse events related to Apex. Our payment obligations continue and could accelerate upon a sale of our PowerSecure subsidiary and terminate upon the death of Mr. J. Hinton. The distributorship and non-competition arrangement was approved by the Audit Committee. In 2011, we paid Mr. J. Hinton a total of $173,091 for commissions earned in accordance with his employment agreement, and we paid Mr. J. Hinton and Apex a total of $100,000 under the distributorship and non-competition arrangement.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits. We believe these agreements and insurance policies are necessary to attract and retain qualified individuals to serve as directors and executive officers.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four members of the Board, each of whom is independent under our Standards of Director Independence, the current listing standards of The NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Audit Committee operates under a formal written charter, which has been approved by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter of the Audit Committee is available on the Investor Relations section of our website at www.powersecure.com under “Corporate Governance.”

Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation of, and oversee our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Hein & Associates LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2011. The Audit Committee also discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements and the overall quality, not just the acceptability, of our financial reports and accounting principles. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

In addition, the Audit Committee received from Hein the written disclosures and the letter from Hein required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Hein their independence and considered the compatibility of non-audit services performed by Hein with their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we filed with the SEC on March 8, 2012. In addition, the Audit Committee appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and recommends that stockholders ratify that appointment.

The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.

Audit Committee

Anthony D. Pell, Chairman

Kevin P. Collins

John A. (Andy) Miller

Thomas J. Madden III

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.

ANNUAL REPORT

Our 2011 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2011, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2011 Annual Report to any stockholder upon receipt of a written request, addressed to us at:

PowerSecure International, Inc.,

1609 Heritage Commerce Court,

Wake Forest, North Carolina 27587

Attention: Investor Relations

Our 2011 Annual Report to Stockholders is also available electronically at www.edocumentview.com/powr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports regarding their ownership and changes in ownership of our securities, and to furnish us with copies of all such reports that they file. We believe that, during fiscal 2011, all reports required by Section 16(a) to be filed by such persons were timely filed. In making this statement, we have relied upon a review of the copies of the Section 16(a) reports furnished to us and the written representations of our directors and executive officers.

STOCKHOLDER PROPOSALS

Stockholders may submit proper proposals for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2013 annual meeting of stockholders, the written proposal must be received by our Secretary at our principal executive offices on or before December 28, 2012. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2013 annual meeting of stockholders.

Other Proposals and Nominations

Our by-laws establish advance notice procedures that a stockholder must comply with in order (i) to nominate persons for election to our Board of Directors at an annual meeting of stockholders or (ii) to bring other items of business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8.

Our by-laws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of the meeting given by or at the direction of our Board of Directors, (2) brought before the meeting by or at the direction of our Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record both when such stockholder gave such notice and at the time of the annual meeting, (b) is entitled to vote at the annual meeting, and (c) complies with the notice procedures in our by-laws by delivering timely written notice to our corporate secretary, which notice must contain the information specified in our by-laws concerning the matters to be brought before such annual meeting and concerning the stockholder making the proposal. These by-law requirements are separate from the SEC requirements under Rule 14a-8 that a stockholder must comply with in order to have a stockholder proposal included in our proxy statement.

These advance notice procedures require that, among other things, notice of a stockholder proposal of an item of business not intended to be included in our proxy statement must be submitted by a stockholder in writing to and received by our Secretary not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or after the anniversary of the date of the preceding annual meeting, in which case we must receive the notice not later than 90 days before the date of the annual meeting or, if later, 10 days following the date on which public disclosure of the date of the annual meeting is first made. For stockholder proposals to be timely for our 2012 annual meeting, a stockholder must deliver written notice to our corporate secretary at our principal executive offices not earlier than February 19, 2013 and not later than March 21, 2013. However, if the date of our 2013 annual meeting is changed by more than 30 days from the anniversary date of the 2012 Annual Meeting, then the notice of the stockholder proposal must be received not later than 90 days before the date of the 2013 annual meeting or, if later, 10 days following the date on which public announcement of the date of the 2013 annual meeting is first made.

In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must give timely notice of such nomination to our Secretary at our principal executive offices, which notice must contain the information specified in our by-laws concerning the person to be nominated as a director and concerning the stockholder making the nomination. To be timely, such notice must be received by our Secretary within the time period described in the paragraph above for stockholder proposals not intended to be included in our proxy statement. In addition, the proposed nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee.

Only such business may be conducted at an annual meeting of stockholders as shall have been properly brought before the annual meeting in accordance with the procedures set forth in the advance notice provisions of our by-laws. The chairman of our 2013 annual meeting will have the discretion to determine if a nomination or another item of business proposed by a stockholder has been proposed in accordance with the procedures set forth in our by-laws, and if not, declare that the nomination or other item of business be disregarded. Only nominations for director and proposals of other items of business submitted in accordance with the advance notice provisions of our by-laws will be eligible for presentation at our 2013 annual meeting, and any matter not submitted in accordance with such provisions will not be considered or acted upon at our 2013 annual meeting.

A copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates may be obtained by a stockholder, without charge, upon written request to our corporate secretary at our principal executive offices.

Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, NC 27587

Attention: Secretary

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Second Restated Certificate of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors for the 2013 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.

By Order of the Board of Directors

Sidney Hinton

President and Chief Executive Officer

Wake Forest, North Carolina

April        , 2012

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 19, 2012:

This proxy statement and our 2011 Annual Report to Stockholders are available at

www.edocumentview.com/powr.

APPENDIX A

POWERSECURE INTERNATIONAL, INC.

2008 STOCK INCENTIVE PLAN

Effective June 9, 2008

Amended and Restated as of June 19, 2012

[Subject to Stockholder Approval]

Section 1. Purposes.

The purposes of this PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and restated (this “Plan”), are to promote the long-term interests of PowerSecure International, Inc. and its Subsidiaries by (i) attracting, retaining and rewarding high-quality executives and other key employees and directors of, and advisors and consultants to, the Company and its Subsidiaries, (ii) motivating such persons by enabling them to acquire or increase a proprietary interest in the Company in order to align the interests of such persons with the Company’s stockholders, and (iii) providing such persons with incentives to pursue and participate in the long-term growth, profitability and financial success of the Company.

Section 2. Definitions.

In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the meanings set forth below:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Award, Dividend Equivalent or Other Stock-Based Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing and setting forth the terms and conditions applicable to an Award under the Plan. Each Award Agreement may, but need not, be executed or acknowledged by a Participant, and shall be subject to the terms and conditions of this Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” has the meaning given to such term in Section 9(b)(i).

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any Section or provision of the Code or regulation thereunder shall be deemed to include the rules, regulations and interpretations promulgated thereunder and any successor provisions, rules, regulations and interpretations.

(f) “Committee” means the Compensation Committee of the Board, or a subcommittee of the Compensation Committee or such other committee of directors as may be designated by the Board, in its discretion, to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of three or more directors (or such lesser number as may be permitted by applicable law, rule or regulation), each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, and (iii) “independent” as defined under (A) applicable requirements under the Exchange Act or otherwise promulgated under the Exchange Act, (B)applicable listing standards of the principal stock exchange on which the Shares are then listed and traded, and (C) any other criteria established from time to time by the Board.

(g) “Company” means PowerSecure International, Inc., a Delaware corporation, together with any successor thereto.

(h) “Consultant” means any consultant or adviser that qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

(i) “Covered Employee” means any individual who is or, in the determination of the Board, is likely to be a “covered employee” within the meaning of Section 162(m) of the Code.

(j) “Deferred Stock” means a right granted to a Participant under Section 6(f) to receive cash, Shares, other Awards or other property at the end of a specified deferral period.

(k) “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

(l) “Dividend Equivalent” means a right granted to a Participant under Section 6(h) to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specific number of Shares or other periodic payments.

(m) “Effective Date” shall have the meaning set forth in Section 12(a).

(n) “Eligible Person” means an Employee, Consultant or Director of the Company or a Subsidiary.

(o) “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.

(q) “Executive Officer” means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act.

(r) “Fair Market Value” means the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value of Shares as of any date means (i) the closing sale price of the Shares on such date or, if there are no sales on such date, then the closing sale price of the Shares on the most recent date prior to such date on which there was a sale of Shares, as reported on The NASDAQ Stock Market or any other national securities exchange or established stock market or stock exchange on which Shares are then listed or quoted and that constitutes the primary trading market for the Shares; (ii) the mean between the high bid and low asked prices for the Shares on such date, if the Shares are not listed or quoted as provided under (i) above but are quoted on the over-the-counter market or are regularly quoted by a recognized securities dealer but selling prices are not reported; or (iii) as determined in good faith by the Committee to be reasonable and in compliance with Section 409A of the Code, in the absence of an established trading market for the Shares.

(s) “Full Value Award” means an Award granted pursuant to the terms of the Plan that results in the Company issuing and delivering the full value of any underlying Shares in settlement of such Award, and includes any Award other than an Option or a Stock Appreciation Right, or any other Award granted pursuant to Section 6(i) of the Plan that is substantially similar to an Option or a Stock Appreciation Right.

(t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u) “Immediate Family Member” means, with respect to any Participant, any of such Participant’s spouse, children, parents or siblings.

(v) “Incentive Stock Option” means an Option that is intended to be and to meet the requirements of an “incentive stock option” under Section 422 of the Code and is expressly designated as an Incentive Stock Option.

(w) “Non-Qualified Stock Option” means an Option that is not intended to be or to meet the requirements of an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Section 6(b) to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(y) “Other Stock-Based Awards” means a right granted to a Participant under Section 6(i) that relates to or is valued by reference to Shares or other Awards relating to Shares.

(z) “Participant” means an Eligible Person who has been granted an Award under the Plan which remains outstanding, including a Person who is no longer an Eligible Person; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 7(i) or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable sate law and court supervision.

(aa) “Performance Award” means a right granted to a Participant under Section 8 to receive cash, Shares, other Awards or property the payment of which is contingent upon the achievement of performance criteria established by the Committee.

(bb) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity or group.

(cc) “Plan” means this PowerSecure International, Inc. 2008 Stock Incentive Plan, as amended and/or restated from time to time in accordance with the provisions hereof.

(dd) “Restricted Stock” means Shares granted to a Participant under Section 6(d) that are subject to certain restrictions and to a risk of forfeiture.

(ee) “Restricted Stock Unit” means a right granted to a Participant under Section 6(e) to receive Shares (or the equivalent value in cash or property if the Committee so provides or a combination thereof) in the future, which right is subject to certain restrictions and to a risk of forfeiture.

(ff) “Related Party” has the meaning given to such term in Section 9(b)(ii).

(gg) “Shares” means shares of common stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

(hh) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the Grant Date to the date of exercise.

(ii) “Subsidiary” means any corporation, limited liability company, partnership or other entity (whether now or hereafter existing) of which a majority of the outstanding voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the foregoing, with respect to an Incentive Stock Option, a Subsidiary means an entity that qualifies as a subsidiary corporation of the Company under Section 424(f) of the Code.

(jj) “Substitute Award” has the meaning given to such term in Section 7(a).

(kk) “Voting Securities” has the meaning given to such term in Section 9(b)(iii).

Section 3. Administration.

(a) Committee. The Plan shall be administered by the Committee, provided that the Board, in its discretion from time to time, may administer the Plan. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in the administration of the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Any action taken by the Committee shall be valid, binding and effective, whether or not all of the members of the Committee satisfy the requirements for membership on the Committee as set forth in Section 2(f) of the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than Section 2(f) or this Section 3(a)) shall include the Board. To the extent any action of the Board under the Plan conflicts with any action taken by the Committee, the actions of the Board shall control and supercede any conflicting action by the Committee.

(b) Exercise of Authority. Unless otherwise expressly provided in the Plan or reserved by the Board, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, Eligible Persons, Participants, holders or beneficiaries of Awards, and stockholders. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum for any determination by, or the taking of any action by, the Committee, and all such determinations and actions shall be made or taken by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting of the members of the Committee duly called and held. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i) grant Awards;

(ii) designate Participants to receive Awards;

(iii) determine the type or types of Awards to be granted to each Participant;

(iv) determine the terms and conditions of any Award, including, but not limited to, the number of Shares or amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any exercise or vesting periods, any conditions, limitations or restrictions, any schedule for lapse of limitations, conditions or forfeiture restrictions or restrictions on exercisability or transferability, and any accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion shall determine, and all other matters to be determined in connection with an Award;

(v) accelerate the vesting, exercisability or lapse of exercisability or lapse of restrictions of any outstanding Award, in accordance with the terms of the Award and the Plan, based in each case on such considerations as the Committee in its sole discretion shall determine;

(vi) determine whether, to what extent and under what circumstances an Award may be settled or exercised in cash, Shares, other Awards or other property, or an Award may be surrendered, canceled, forfeited or suspended;

(vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee;

(viii) interpret and administer the Plan, the Award Agreements and any other instrument or agreement relating to, or Award made under, the Plan;

(ix) prescribe the form of each Award Agreement, which need not be identical for each Participant;

(x) amend the Plan or any Award Agreement as permitted hereunder;

(xi) adopt, amend, suspend, waive or rescind such rules, regulations, guidelines and procedures and appoint such agents as the Committee shall deem necessary or desirable for the administration of the Plan;

(xii) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan; and

(xiii) make any other determinations and decisions and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(d) Authorization of Directors and Executive Officers. To the extent permitted by applicable law, the Board or the Committee may, by resolution, authorize one or more members of the Board or one or more Executive Officers of the Company to do one or both of the following on the same basis as the Board or the Committee, as appropriate: (i) designate Participants to be recipients of Awards under this Plan, (ii) determine the size of such Awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a director or a more than 10% beneficial owner of the Shares, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets for the total number of Shares the Executive Officers may grant, and (iii) the members of the Board or the Executive Officers who have been delegated such authority shall report periodically to the Board and the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or to any Person subject to Section 162(m) of the Code.

(e) Limitation of Liability. The Board, the Committee, and each member of each shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Plan. No member of the Board or of the Committee, and no officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Board or of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all such Persons shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action, determination or interpretation.

Section 4. Shares Available Under the Plan.

(a) Number of Shares Available. Subject to adjustment as provided in Section 4(b), the total number of Shares reserved and available to be issued or delivered pursuant to Awards granted under the Plan shall be 2,000,000 (the “Share Limit”).

(b) Share Counting. In computing the number of Shares issued or delivered under the Plan for purposes of Section 4(a) and the Share Limit:

(i) Each Share issued or delivered pursuant to an Award shall be counted against the Share Limit as one Share.

(ii) Any Shares covered by an Award shall be counted against the Share Limit as of the Grant Date as provided in Sections 4(b)(i), provided that such Shares shall be added back to the Share Limit as provided in this Section 4(b)(ii). If any Award granted under the Plan is canceled, forfeited, terminates, expires or lapses for any reason, or if payment is made to the Participant or an Award is otherwise settled in cash or other property other than Shares, then any unissued or forfeited Shares covered by such Award or to which such Award relates shall again be available for issuance pursuant to Awards granted under the Plan and shall be added back to the Share Limit in the same amount of Shares as the original grant of such Award counted against the Share Limit. The following Shares, however, may not be added back to the Share Limit and again be made available for issuance as Awards under this Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) issued Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (C) Shares repurchased on the open market with the proceeds of the option exercise price. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Share Limit.

(iv) Except as provided in Section 4(b)(ii), the number of Shares to which an Award relates shall be counted against the Share Limit as of the Grant Date, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Limit at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Limit in accordance with procedures adopted by the Board so as to ensure appropriate counting but avoid double counting.

(v) Any Substitute Awards granted pursuant to Section 7(a) shall not reduce the number of Shares otherwise available for issuance pursuant to Awards under this Plan and shall not count against the Share Limit.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular cash dividends), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary or determined by the Committee to be appropriate in order to prevent dilution or enlargement of the Participants’ rights under the Plan, then the Committee shall, in such manner as it may deem equitable, proportionately adjust any or all of (i) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) which may thereafter be issued in connection with Awards; (ii) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) issued or issuable with respect to outstanding Awards; (iii) the grant price, exercise price or purchase price with respect to any Award; and (iv) the Share Limit and the maximum Share amounts set forth in this Section 4; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, rules, regulations or accounting principles. Any adjustments pursuant to this Section 4(c) shall be determined by the Committee after taking into account applicable laws, rules, regulations or accounting principles and such other factors as it deems appropriate, including but not limited to Section 409A of the Code.

(d) Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, including Shares repurchased by the Company for purposes of the Plan.

(e) Maximum Awards. Notwithstanding any other provision of the Plan to the contrary, but subject to adjustment as provided in Section 4(c):

(i) Per Participant Per Year. The maximum number of Shares with respect to one or more Options or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum number of Shares with respect to all other Awards (other than Options or Stock Appreciation Rights) that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum amount of cash that may be paid in cash during any one calendar year under the Plan to any one Participant shall be $2,500,000.

(ii) Maximum Number of Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options granted under the Plan shall be 1,750,000.

Section 5. Eligibility.

Awards may be granted under the Plan only to Eligible Persons, except that Incentive Stock Options may be granted only to Eligible Persons who are Employees.

Section 6. Specific Terms of Awards.

(a) General. Subject to the provisions of the Plan and any applicable Award Agreement, Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, on the Grant Date or thereafter (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards, terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections pertaining to his Award. Subject to the provisions of the Plan, the Committee shall have the right to accelerate the vesting or exercisability of any Award granted under the Plan. Except as provided in Section 7(a), or as required by applicable law, Awards shall be granted for no consideration other than prior and future services.

(b) Options. The Committee is authorized to grant Awards of Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share underlying an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the Grant Date.

(ii) Prohibition on Repricing. Except as otherwise provided in Section 4(c), the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, and Options that are “underwater” (meaning their exercise prices are in excess of the then Fair Market Value of the Shares) cannot be cancelled in exchange for cash, Shares, other property or other Awards (except in connection with a Change in Control), without the prior approval of the stockholders of the Company.

(iii) Time and Conditions of Exercise. The Committee shall determine the time or times at which or the circumstances or conditions under which an Option may be exercised in whole or in part, including conditions based upon the achievement of performance goals and/or service requirements.

(iv) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(v) Exercise Term. The term of each Option shall be determined by the Committee; provided, however, that no Option shall be exercisable for more than ten years after the Grant Date.

(vi) Incentive Stock Options.

(A) Generally. Incentive Stock Options shall be granted only to Employees. The terms of any Incentive Stock Option granted under the Plan shall comply in all material respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422, unless the Participant has first requested the change that will result in such disqualification. If all of the requirements of Section 422 of the Code are not met with respect to an Option intended to be an Incentive Stock Option, then the Option shall automatically become a Non-Qualified Stock Option.

(B) $100,000 Per Year Limitation. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, then such Options in excess of such limitation will be treated as Non-Qualified Stock Options. The foregoing limitation shall be applied by taking Options into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the Grant Date of the Award pertaining to such Shares.

(c) Stock Appreciation Rights. The Committee is authorized to grant Awards of Stock Appreciation Rights to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted the right to receive, upon exercise thereof, the excess, if any, of (A) the Fair Market Value of one Share on the date of exercise, over (B) the base price of the Stock Appreciation Right as determined by the Committee as of the Grant Date, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(ii) Prohibition on Repricing. Except as otherwise provided in Section 4(c), the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, and Stock Appreciation Rights that are “underwater” (meaning their base prices are in excess of the then Fair Market Value of the Shares) cannot be cancelled in exchange for cash, Shares, other property or other Awards (except in connection with a Change in Control), without the prior approval of the stockholders of the Company.

(iii) Exercise Term. The term of each Stock Appreciation Right shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable for more than ten years after the Grant Date.

(iv) Other Terms. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. Stock Appreciation Rights may be awarded either on a free-standing basis or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee shall determine. Except as otherwise provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv)). During the restricted period applicable to the Restricted Stock, subject to Section 11, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service on the Committee (as determined under criteria established by the Committee) during the applicable restriction period or upon failure to satisfy a performance goal prior to the expiration of the applicable restriction period, Restricted Stock that are at that time subject to restrictions shall be forfeited (and any forfeited Restricted Stock reacquired by the Company); provided, however, that the Committee may provide in any Award Agreement, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, including but not limited to, death, disability or the best interests of the Company, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock.

(iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, the issuance of certificates representing the Shares underlying the Award of Restricted Stock. If certificates representing Shares underlying an Award of Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Committee may require that the Company or an escrow agent retain physical possession of the certificates, and that the Participant deliver a stock power to the Company or such escrow agent, endorsed in blank, relating to the Restricted Stock.

(e) Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Settlement of an Award of Restricted Stock Units by delivery of Shares, a cash payment, or a combination thereof shall occur upon expiration of the restriction period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant), which restriction period may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee shall determine. Except as otherwise provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock Units, a Participant granted Restricted Stock Units shall have none of the rights of a stockholder with respect to the Shares underlying the Award of Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Restricted Stock Units. During the restricted period applicable to the Restricted Stock Units, subject to Section 11, the Restricted Stock Units may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service on the Committee (as determined under criteria established by the Committee) during the applicable restriction period or upon failure to satisfy a performance goal prior to the expiration of the applicable restriction period, all Restricted Stock Units that are at that time subject to the restriction period shall be forfeited; provided, however, that the Committee may provide in any Award Agreement, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, including but not limited to, death, Disability, convenience, or the best interests of the Company, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock Units.

(iii) Election and Distribution. Any election and distribution provisions applicable to Restricted Stock Units, and the other terms of any Restricted Stock Units, shall be determined by the Committee after taken into account all circumstances it deems relevant and all applicable laws, rules and regulations, including but not limited to Section 409A of the Code.

(f) Deferred Stock. The Committee is authorized to grant Awards of Deferred Stock to Eligible Persons on the following terms and conditions:

(i) Issuance and Limitations. Delivery of Shares shall occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations (including a risk of forfeiture) as the Committee may impose (if any), which limitations may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Participant awarded Deferred Stock shall have no voting rights and shall have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.

(ii) Forfeiture. Except as otherwise determined by the Committee upon termination of employment with or service to the Company (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restriction or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Section 409A. Notwithstanding the foregoing, the terms and conditions of any Award of Deferred Stock under the Plan shall satisfy the requirements for exemption under Section 409A or shall satisfy the requirements of Section 409A determined by the Committee prior to such deferral.

(g) Bonus Shares and Awards in Lieu of Obligations. The Committee is authorized to grant Shares or other Awards as a bonus to Eligible Persons or in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements (including salary requirements), provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(h) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. Dividend Equivalents shall confer upon the Participant rights to receive, currently or on a deferred basis, cash, Shares, other Awards (other than Options and Stock Appreciation Rights) or other property equal in value to dividends paid with respect to a specified number of Shares, or otherwise, as determined by the Committee. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards or other investment vehicles, and subject to such restrictions or transferability and risk of forfeiture, as the Committee may specify. Dividend Equivalents may be awarded on a free-standing basis or with another Award. Notwithstanding the foregoing, the terms and conditions of any Award of Dividend Equivalents under the Plan shall comply with any applicable requirements under Section 409A. Notwithstanding the foregoing, Dividend Equivalents may not be granted or issued with respect to Awards that are subject to restrictions, vesting requirements and risk of forfeiture unless and until such vesting restrictions and requirements.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights for Shares, Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries as the Committee determines. The Committee shall determine the terms and conditions of such Awards. Except as provided in Section 7(a), Shares or securities delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).

(j) Stock Dividends and Splits. Shares distributed in connection with a stock split or stock dividend, and cash and other property distributed as a dividend with respect to Shares underlying an Award under the Plan, shall be subject to restrictions, vesting requirements and risk of forfeiture to the same extent as the Award with respect to which such Shares, cash or other property is to be distributed.

Section 7. General Terms of Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary (subject to the terms of Section 10), or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional or tandem Awards may be granted at any time. The Committee may, in its discretion, grant Awards or Shares (“Substitute Awards”) in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a business entity acquired or to be acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or a Subsidiary, including a transaction described in Section 424(a) of the Code.

(b) Decisions Required to be Made by the Committee. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act or is a Covered Employee under Section 162(m) of the Code, is required to be made or approved by the Committee in order that a grant to or transaction by such Participant will be exempt under Rule 16b-3 or qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code then the Committee shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

(c) Award Agreements. Each Award shall be evidenced by an Award Agreement which shall be delivered to the Participant. Each Award Agreement shall include such all terms and conditions of such Award, not inconsistent with the Plan, as may be specified by the Committee. Such terms may include, but are not limited to, the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

(d) Form and Timing of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine (subject to the terms of Section 10), including, without limitation, cash, Shares, other Awards or other property or any combination thereof, and may be made in a single payment or transfer, in installments or (except with respect to Options or SARs) on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), provided such terms and conditions of any such settlement comply with any applicable requirements of Section 409A.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transactions by a Participant who is subject to Section 16 of the Exchange Act shall comply with and be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction or Person, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(f) Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange or other stock market, stock exchange or automated quotation system on which Shares are listed or quoted. The Committee may require each Person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such Person is acquiring such Shares for investment without a view to the distribution thereof, and provide such other representations and agreements as the Committee may prescribe. The Committee, in its discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any Person under any Award as it deems appropriate. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.

(g) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any national securities exchange, automated quotation system or any other stock exchange or stock market upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement of other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(h) Transferability. No Award granted under the Plan (other than Shares underlying an Award that have been issued to a Participant in connection with an Award and are free of any restrictions, conditions or limitations on vesting, exercise, transferability, voting or otherwise), nor any other right or interest acquired by a Participant under the Plan, may be pledged, encumbered or hypothecated to or in favor of any Person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Company, or shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 (“QDRO”), and each such Award or right or interest shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative or a transferee receiving such Award pursuant to a QDRO; provided, however, that the Committee may, in its sole discretion, authorize all or a portion of an Award (other than an Incentive Stock Option) to be transferable by the Participant, but only to (i) any Immediate Family Members of the Participant, (ii) any trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) any partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (A) there may be no consideration for any such transfer, other than an interest in a transferee’s partnership, limited liability company or other similar entity, (B) the Award Agreement related to the Award must expressly provide for such transferability in a manner consistent with this Section 7(h), (C) the Committee, in granting an Award, may impose additional restrictions on transfer or prohibit such transfer entirely, (D) following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, any reference to a Participant shall be deemed to refer to the transferee, (E) in the event of a transferee’s death, an Award may be exercised by the personal representative of the transferee’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee’s will or under the applicable laws of descent and distribution. Following any such transfer, any transferee shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided for purposes of this Section 7(h), the term “Participant” shall be deemed to refer to the transferee, and any event of termination of employment of the Participant as set forth in the Award Agreement or in this Plan shall continue to be applied with respect to the original Participant, following which the Award shall be exercisable by the transferee only to the extent, and for the period specified by, the Award Agreements.

(i) Vesting Limitations on Full Value Awards. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Participants shall vest over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that notwithstanding the foregoing, the following Full Value Awards may be granted to any one or more Participants without respect to such minimum vesting provisions: (A) Full Value Awards that result in the issuance of an aggregate of up to 10% of the Share Limit, and (B) grants of Full Value Awards granted to non-employee directors for their service on the Board.

Section 8. Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Committee shall comply with the pre-established performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such achievement of performance be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to anyone Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, or for one or more Subsidiaries, divisions, business units or business segments of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) gross or net sales, revenues and growth of sales or revenues; (3) cash flow (including, but not limited to, operating cash flow and free cash flow); (4) cash flow per share; (5) cash flow return on investment; (6) return on investment; (7) return on net assets, assets, capital or equity; (8) economic value added; (9) operating margins; (10) gross or net profit margins; (11) year-end cash; (12) debt reductions; (13) income or net income (before or after taxes); (14) pre-tax income; (15) EBITDA: (16) pre-tax income before interest, depreciation and amortization; (17) pre-tax operating earnings after interest expense and before extraordinary or special items; (18) operating income or net operating income (before or after taxes); (19) operating profit or net operating profit; (20) total stockholder return; (21) price of the shares (and changes thereof); (22) stockholder equity; (23) market share; (24) gross profits; (25) economic value-added models or equivalent metrics; (26) comparisons with stock market indices; (27) reductions or savings in costs; (28) safety metrics; (29) customer satisfaction metrics; (30) productivity; (31) expenses; (32) operating efficiency; (33) regulatory achievements; (34) customer satisfaction; (35) working capital; (36) implementation, completion or attainment of measurable objectives with respect to research and development, products or projects and recruiting and maintaining personnel; (37) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion; (38) successful completion of a strategic transaction, such as an acquisition, merger, public offering or private placement of equity or debt, joint venture or divestiture; and (39) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group, and may reflect the results of the Company on a consolidated basis or any one or more Subsidiaries, divisions or other business units. The Committee has the discretion to determine the value of each Performance Award, to adjust the performance goal as it deems equitable to reflect unusual or non-recurring events affecting the Company or applicable changes in laws or regulations or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, Shares or other awards or property, or combination thereof, as determined by the Committee; provided, however, that for Awards intended to qualify as qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, such determinations and adjustments shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to five years, as specified by the Committee. Performance goals shall be established not later than 90 days (or 25% of the performance period, if shorter than 90 days) after the beginning of any performance period applicable to such Performance Awards or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations thereunder shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 9. Change in Control.

(a) Acceleration of Exercisability and Lapse of Restrictions and Cash-Out of Awards upon “Change in Control.” In the event of a Change in Control, subject only to the applicable restrictions set forth in Section 7(g), the following provisions shall apply unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise specifically provided in the applicable Award Agreement (as in effect prior to the Change in Control):

(i) All outstanding Awards that may be exercised but have not previously become exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or services by the Participant.

(ii) Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control.

(iii) All time-based conditions and all performance criteria, goals and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions to vesting or exercisability shall be deemed to be achieved or fulfilled at target performance levels as of the time of the Change in Control.

(b) Definitions of Certain Terms. For purposes of this Section 9, the following definitions, in addition to those set forth in Section 2, shall apply:

(i) “Change in Control” means and shall be deemed to have occurred if:

(A) any Person, other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of all Shares that such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise, conversation rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 30% or more of the total voting power of all the then outstanding Voting Securities, except that there shall be excluded from the number of Voting Securities deemed to be beneficially owned by a Person a number of Voting Securities representing not more than 10 percent of the then outstanding voting power if such Person is (1) eligible to file a Schedule 13G pursuant to Rule 13-1(b)(1) under the Exchange Act with respect to Voting Securities or (2) an underwriter who becomes the beneficial owner of Voting Securities solely pursuant to a firm commitment underwriting agreement with the Company, (3) a Subsidiary of the Company or is an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary) or (4) acquired such Voting Securities directly from the Company in a transaction approved by a majority of the Continuing Directors; or

(B) during any 24 month period, the individuals who, as of the beginning of such period, constitute the members of the Board together with those directors who are first elected subsequent to the beginning of such period and whose election by the Board or nomination for election by the Company’s stockholders was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person was named as a nominee for director, without written objection to such nomination) by at least a majority of the members of the Board then still in office who were either directors as of the beginning of such period or whose election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board seem be deemed to be a Continuing Director; or

(C) the consummation of a merger, consolidation, recapitalization, reorganization, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company, other than (1) any such transaction which would result in more than 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by more than 50% of the holders of outstanding Voting Securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) any such transaction which would result in a Related Party beneficially owning more than 50% of the voting securities of the surviving entity outstanding immediately after such transaction; or

(D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition by the Company of all or substantially all of the assets of the Company, other than (1) any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction, or (2) a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares of the Company immediately prior to such sale or disposition.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 30% of the total voting power of all the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which reduces the number of Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Voting Securities that increases the percentage of outstanding Voting Securities beneficially owned by such person, a Change in Control of the Company shall then be deemed to have occurred.

(ii) “Related Party” means (A) a Subsidiary of the Company; or (B) an employee or group of employees of the Company or any majority-owned Subsidiary of the Company; or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (D) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

(iii) “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

Section 10. Amendments to and Termination of the Plan and Awards.

(a) Amendments to and Termination of Plan. The Board may, at any time and from time to time, amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment, alteration, suspension, discontinuation or termination shall be subject to approval of the Company’s stockholders not later than the annual meeting next following such Board action if (i) such amendment (A) increases the number of Shares available for issuance under the Plan, (B) expands the types of Awards issuable under the Plan, (C) expands the class of Participants eligible to participate in the Plan, (D) extends the term of the Plan or (E) decreases the minimum exercise price requirements for Options or the minimum base price requirements for Stock Appreciation Rights, (ii) stockholder approval is required by any federal or state law or regulation or the rules of any national securities exchange, stock market or automated quotation system on which the Shares are then listed, traded or quoted, or (iii) the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

(b) Amendments to Awards. The Committee may, unless otherwise expressly prohibited by the Plan, at any time and from time to time, and with or without prior notice, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted and any Award Agreement related thereto, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially reduce the value of, diminish or otherwise impair or adversely affect the rights of such Participant under such Award.

(c) Compliance and Insignificant Amendments. Notwithstanding anything in this Section 10 or in any Award Agreement to the contrary, the Committee may amend or alter the Plan or any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the affected Participant, (i) in order to comply with or preserve any exemption from liability under Section 16(b) of the Exchange Act, or (ii) if the Committee determines, in its discretion, that such amendment or alteration either (A) is necessary or advisable in order for the Company, the Plan or the Award to satisfy, comply with or otherwise satisfy the requirements of any applicable present or future law, rule, regulation or accounting standard (including but not limited to Section 409A of the Code), or (B) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated.

Section 11. General Provisions.

(a) No Rights to Awards. Nothing in the Plan shall be construed as giving any Participant, Eligible Person or other Person any right or claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Eligible Persons.

(b) No Stockholder Rights. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the terms of such Award. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(c) Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due with respect to such Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company or any Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to such Award. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

(d) No Right to Continued Employment or Other Service. Nothing contained in the Plan or any Award Agreement shall (i) confer, and no grant of an Award shall be construed as, conferring, upon any Participant or any Eligible Person, any right to continue in the employ or service of the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to (A) terminate any Participant’s or Eligible Person’s employment or service at any time or (B) increase or decrease the compensation of any Participant or Eligible Person from the rate in existence at the time of granting of an Award, except as may be expressly provided in any Award Agreement or other compensation arrangement.

(e) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

(f) Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine, in its discretion, whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated such as by rounding up or down.

(h) Awards Subject to Clawback. The Award any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Awarded Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or stock exchange listing requirement or regulation.

(i) Forfeiture Events. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s ) rights (including the right to exercise any Option or Stock Appreciation Right), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s termination of employment or services due to serious misconduct, violations of the Company’s or Subsidiary’s polices, breach of fiduciary duty, unauthorized disclosure of any trade secret or confidential information, breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants, or other conduct or activity that is in competition with the business of the Company or any Subsidiary, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary, or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant then an employee, director or consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(j) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be governed by the laws of the State of Delaware (without regard to provisions governing conflicts of laws), to the extent not governed by applicable federal law.

(k)	Severability.

(i) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

(ii) If any of the terms or provisions of the Plan conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Section 162(m) of the Code, Rule 16b-3 and/or Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating the remaining provisions. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422A of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.

(l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. In the event of any conflict, the text of the Plan, rather than such headings, shall control.

(m) Indemnification. Each Person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit or proceeding to which such Person may be made a party or in which such Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided such Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Person undertakes to handle and defend it on such Person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(n) Construction. For purposes of the Plan, except as otherwise provided in the Plan, (i) the word “or” is disjunctive but not necessarily exclusive; and (ii) words in the singular include the plural and words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other and neuter genders.

Section 12. Effective Date and Termination of the Plan.

(a) Effective Date of the Plan. The Plan, which was adopted by the Board, initially became effective on June 9, 2008, the date the Plan was originally approved by the stockholders of the Company (the “Initial Effective Date”). This Plan, as amended and restated, shall become effect on the date the amendment and restatement is approved by the stockholders of the Company (the “Amended Effective Date”). The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 10, until all Shares subject to the Plan shall have been delivered and any restrictions on such Shares shall have lapsed, pursuant to the provisions of the Plan.

(b) Termination of the Plan. The Plan shall terminate on, and no Awards may be granted under the Plan after, the tenth anniversary of the Amended Effective Date, unless earlier terminated in accordance with the provisions hereof, provided that, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the termination of the Plan in accordance with its terms.

Section 13. Section 409A.

The Company intends that any and all Awards under the Plan satisfy the requirements of Section 409A to avoid the imposition of excise taxes thereunder, and the provisions of this Plan shall be interpreted in a manner that is consistent with such intention. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A.

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 19, 2012

The undersigned stockholder of PowerSecure International, Inc. hereby appoints Sidney Hinton and Christopher T. Hutter, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of Metretek that the undersigned is entitled to vote, at the 2012 Annual Meeting of Stockholders of PowerSecure International, Inc. called to be held on Tuesday, June 19, 2012, at 9:00 a.m. at The Hampton Inn Hotel, 1904 South Horner Blvd., Sanford, North Carolina, and at any adjournments or postponements thereof, as indicated on the reverse.

The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1 through 5 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 19, 2012:

The proxy statement and our 2011 Annual Report to Stockholders are available at www.edocumentview.com/powr.

(Proposals to be voted appear on reverse side).

Annual Meeting Proxy Card

A. Proposals—The Board of Directors recommends a vote FOR the following Proposals:

1.	To elect three directors, one as a Class I director to hold office for a term of one year and two as Class III directors to hold office for a term of three years.

Class I Nominee– Term expires in 2013:

Anthony D. Pell	For ☐	Withhold ☐

Class II Nominees– Term expires in 2015:

Thomas J. Madden III	For ☐	Withhold ☐

W. Kent Geer	For ☐	Withhold ☐

2.      To approve the amendment and restatement of our 2008 Stock Incentive Plan, including an amendment to increase the number of shares of common stock authorized for issuance under the plan by 1,400,000 shares to an aggregate of 2,000,000 shares

	For ☐	Against ☐	Abstain ☐

3.      To adopt and approve an amendment to our Second Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 25,000,000 shares to a total of 50,000,000 shares

	For ☐	Against ☐	Abstain ☐

4. To approve, on an advisory basis, the compensation of our named executive officers	For ☐	Against ☐	Abstain ☐

5. To ratify the appointment of Hein & Associates LLP as PowerSecure’s independent registered public accounting firm for the fiscal year ending December 31, 2012	For ☐	Against ☐	Abstain ☐

6. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

B. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date(mm/dd/yy)

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